                                   EXHIBIT 2.2

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                            ASSET PURCHASE AGREEMENT


                                     among:


                            DOMAIN LOGIX CORPORATION,
                             a Delaware corporation;


                            ASYST TECHNOLOGIES, INC.,
                            a California corporation

                                       and

                        ARUBA SOLUTIONS CONSULTING, INC.,
                             a Delaware corporation

                          ----------------------------

                            Dated as of April 9, 2002

                          ----------------------------


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

                                TABLE OF CONTENTS
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

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1.      SALE OF ASSETS; RELATED TRANSACTIONS...............................................     1

        1.1    Sale of Assets..............................................................     1

        1.2    Consideration...............................................................     2

        1.3    Assumption of Liabilities...................................................     3

        1.4    Adjustment to Base Purchase Price...........................................     5

        1.5    Sales Taxes.................................................................     5

        1.6    Allocation..................................................................     6

        1.7    Closing.....................................................................     6

2.      REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................................     8

        2.1    Due Organization; No Subsidiaries; Etc......................................     8

        2.2    Articles of Incorporation and Bylaws; Records...............................     8

        2.3    Capitalization..............................................................     8

        2.4    Financial Statements........................................................     9

        2.5    Absence Of Changes..........................................................     9

        2.6    Title To Assets; Assumed Liabilities........................................    10

        2.7    Bank Accounts...............................................................    11

        2.8    Receivables.................................................................    11

        2.9    Customers; Distributors.....................................................    11

        2.10   Equipment, Etc..............................................................    12

        2.11   Real Property...............................................................    12

        2.12   Proprietary Assets..........................................................    12

        2.13   Contracts...................................................................    14

        2.14   Liabilities; Major Suppliers................................................    15

        2.15   Compliance with Legal Requirements..........................................    16

        2.16   Governmental Authorizations.................................................    16

        2.17   Tax Matters.................................................................    16

        2.18   Employee And Labor Matters..................................................    17

        2.19   Benefit Plans; ERISA........................................................    18

        2.20   Environmental Matters.......................................................    20

        2.21   Sale of Products............................................................    21
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                                       i.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        2.22   Performance Of Services.....................................................    21

        2.23   Insurance...................................................................    21

        2.24   Related Party Transactions..................................................    22

        2.25   Certain Payments, Etc.......................................................    22

        2.26   Proceedings; Orders.........................................................    23

        2.27   Authority; Binding Nature Of Agreements.....................................    23

        2.28   Non-Contravention; Consents.................................................    24

        2.29   Brokers.....................................................................    24

        2.30   Full Disclosure.............................................................    25

        2.31   Accredited Investor.........................................................    25

3.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ACQUISITION SUB................    25

        3.1    Authority; Binding Nature Of Agreements.....................................    25

        3.2    SEC Filings; Financial Statements...........................................    25

        3.3    Valid Issuance..............................................................    26

        3.4    Legal Proceedings; Orders...................................................    26

        3.5    Non-Contravention; Consents.................................................    26

        3.6    Brokers.....................................................................    27

        3.7    Section 368 Reorganization..................................................    27

        3.8    Acquisition Sub.............................................................    27

4.      PRE-CLOSING COVENANTS OF THE SELLER................................................    27

        4.1    Access And Investigation....................................................    27

        4.2    Operation Of Business.......................................................    28

        4.3    Filings and Consents........................................................    29

        4.4    Notification; Updates to Disclosure Schedule................................    29

        4.5    No Negotiation..............................................................    30

        4.6    Best Efforts................................................................    30

        4.7    Confidentiality.............................................................    30

        4.8    401(k) Plan.................................................................    30

        4.9    Stockholders' Meeting.......................................................    31
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                                       ii.
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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5.      PRE-CLOSING COVENANTS OF THE PURCHASER AND ACQUISITION SUB.........................    31

        5.1    Best Efforts................................................................    31

        5.2    Pre-Closing Capital Contributions...........................................    31

        5.3    Employment Offers...........................................................    31

        5.4    S-3 Eligibility.............................................................    32

        5.5    Press Release...............................................................    32

        5.6    Section 368 Reorganization..................................................    32

        5.7    Enforcement of Voting Agreements............................................    32

        5.8    Voting of Series B Preferred Shares. .......................................    32

6.      CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE........................    32

        6.1    Accuracy Of Representations.................................................    33

        6.2    Performance Of Obligations..................................................    33

        6.3    Consents....................................................................    33

        6.4    No Material Adverse Change..................................................    33

        6.5    Additional Documents........................................................    33

        6.6    No Proceedings..............................................................    33

        6.7    No Prohibition..............................................................    34

        6.8    Employees...................................................................    34

        6.9    Stockholder Approval........................................................    34

7.      CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE...........................    34

        7.1    Accuracy Of Representations.................................................    34

        7.2    Purchaser's Performance.....................................................    34

        7.3    Additional Documents........................................................    35

        7.4    No Restraints...............................................................    35

        7.5    No Prohibition..............................................................    35

        7.6    Stockholder Approval........................................................    35

8.      ACQUISITION SUB SET-UP; EMPLOYMENT CONSIDERATION...................................    35

        8.1    Acquisition Sub Equity Incentives...........................................    35

        8.2    Acquisition Sub Stockholder Agreement.......................................    36
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                                      iii.
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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        8.3    Employment Agreement Consideration..........................................    36

9.      TERMINATION........................................................................    36

        9.1    Termination Events..........................................................    36

        9.2    Termination Procedures......................................................    37

        9.3    Effect Of Termination.......................................................    38

        9.4    Nonexclusivity Of Termination Rights........................................    38

10.     INDEMNIFICATION OF PURCHASER, ETC..................................................    38

        10.1   Survival of Representations, Etc............................................    38

        10.2   Indemnification by the Seller...............................................    39

        10.3   Threshold; Ceiling..........................................................    39

        10.4   Escrow Fund.................................................................    40

        10.5   Escrow Claim Procedure......................................................    40

        10.6   Objections to Claims........................................................    40

        10.7   Resolution of Conflicts.....................................................    41

        10.8   Defense Of Third Party Claims...............................................    42

        10.9   Exercise of Remedies by Indemnitees Other Than Purchaser....................    43

        10.10  Exclusivity of Section 10 Indemnity.........................................    43

11.     INDEMNIFICATION OF SELLER, ETC.....................................................    44

        11.1   Survival of Representations, Etc............................................    44

        11.2   Indemnification by the Purchaser............................................    44

        11.3   Threshold; Ceiling..........................................................    44

        11.4   Exclusivity of Section 11 Indemnity.........................................    45

12.     REGISTRATION OF PURCHASER COMMON STOCK; COMPLIANCE WITH THE SECURITIES ACT.........    45

        12.1   Definitions.................................................................    45

        12.2   Registration Procedures and Expenses........................................    46

        12.3   Indemnification.............................................................    47

        12.4   Transfer of Purchaser Common Stock after Registration; Notice...............    49

        12.5   Reporting Requirements......................................................    49

        12.6   Termination of Obligations..................................................    49
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                                      iv.
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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        12.7   Assignability of Registration Rights........................................    50

13.     CERTAIN POST-CLOSING COVENANTS.....................................................    50

        13.1   Further Actions.............................................................    50

        13.2   Publicity...................................................................    50

        13.3   Change Of Name..............................................................    50

        13.4   Restriction on Competition..................................................    50

        13.5   Distribution of Proceeds....................................................    51

        13.6   Regarding Code Section 368..................................................    51

        13.7   COBRA.......................................................................    51

        13.8   401(k) Plan.................................................................    51

        13.9   Other Benefit Plans.........................................................    52

14.     MISCELLANEOUS PROVISIONS...........................................................    52

        14.1   Further Assurances..........................................................    52

        14.2   Fees and Expenses...........................................................    52

        14.3   Attorneys' Fees.............................................................    53

        14.4   Notices.....................................................................    53

        14.5   Time Of The Essence.........................................................    54

        14.6   Headings....................................................................    54

        14.7   Counterparts................................................................    54

        14.8   Governing Law; Venue........................................................    54

        14.9   Successors And Assigns; Parties In Interest.................................    55

        14.10  Remedies Cumulative; Specific Performance...................................    55

        14.11  Waiver......................................................................    55

        14.12  Amendments..................................................................    56

        14.13  Severability................................................................    56

        14.14  Entire Agreement............................................................    56

        14.15  Construction................................................................    56



                                       v.

                            ASSET PURCHASE AGREEMENT

               THIS ASSET PURCHASE AGREEMENT is entered into as of April 9, 2002, between: Domain Logix Corporation, a Delaware corporation (the "Seller"); Asyst Technologies, Inc., a California corporation (the "Purchaser") and Aruba Solutions Consulting, Inc., a Delaware corporation (the "Acquisition Sub"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

        A. The Seller wishes to provide for the sale of substantially all of the assets of the Seller to the Purchaser on the terms set forth in this Agreement.

        B. The parties hereto intend that the sale of the Assets of Seller pursuant to the provisions of this Agreement will qualify as a reorganization as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitutes a plan of reorganization thereunder. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge that each is relying on their own tax counsel with respect to the tax consequences of the transactions contemplated by this Agreement.

        C. The holders of a majority of the shares of each class of the Seller's outstanding stock have entered into voting agreements with the Purchaser agreeing to vote such shares in favor of the sale of Seller's Assets to Purchaser, and such majority includes each and every Person holding five percent (5%) or more of the Seller's outstanding stock.

        D. The Purchaser wishes to form a new subsidiary and, to induce certain employees of Seller to enter into employment agreements with the new subsidiary, grant certain equity securities in the new subsidiary to certain employees of the Seller.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

1. SALE OF ASSETS; RELATED TRANSACTIONS.

        1.1 SALE OF ASSETS. The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Acquisition Sub, at the Closing (as defined below), good and valid title to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Assets" shall mean and include: (a) all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles), including any assets acquired by the Seller during the Pre-Closing Period; and (b) any other assets that are owned by any Related Party and that are necessary to or used to a material extent in the conduct of the business of the Seller, as currently conducted; provided, however, that the "Assets" shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:

                      (1) the assets of the Seller set forth on Part 1.1 of the Disclosure Schedule;

                      (2) all accounts receivable, notes receivable and other receivables of the Seller (including all accounts receivable identified in Part 2.8 of the Disclosure Schedule and all accounts receivable of the Seller that have arisen since December 31, 2001);

                      (3) all inventories and work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to services performed on behalf of the Seller on or prior to the Closing Date;

                      (4) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Seller (including the tangible assets identified in Part 2.10 of the Disclosure Schedule);

                      (5) all advertising and promotional materials possessed by the Seller;

                      (6) all Proprietary Assets and goodwill of the Seller (including the right to use the name "Domain Logix Corporation" and variations thereof, and the Proprietary Assets identified in Part 2.12 of the Disclosure Schedule);

                      (7) to the extent transferable, all rights of the Seller under the Seller Contracts (including the Seller Contracts identified in Part 2.13 of the Disclosure Schedule);

                      (8) to the extent transferable, all Governmental Authorizations held by the Seller (including the Governmental Authorizations identified in Part 2.16 of the Disclosure Schedule);

                      (9) all claims (including claims for past infringement of Proprietary Assets) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable); and

                      (10) all books, records, files and data of the Seller relating to the Assets.

        1.2 CONSIDERATION. As consideration for the sale of the Assets to the Acquisition Sub, subject to adjustment pursuant to Section 1.4 hereof, the Purchaser shall pay to the Seller aggregate consideration of up to $10,500,000 (the "Base Purchase Price"), as follows:

               (a) $7,850,000 shall be payable in the form of shares of the Common Stock of the Purchaser (the "Purchase Shares"). The total number of Purchase Shares to be issued in the transaction in payment of the Base Purchase Price will be that number of Purchase Shares equal to $7,850,000 divided by the average closing stock price of the Purchaser's Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending two (2) trading days prior to Closing.

               (b) Up to $2,650,000 (the "Purchase Cash") shall be payable by
(i) the Acquisition Sub's assumption of amounts owed by Seller to Purchaser at Closing (under that certain promissory note dated March 6, 2002 in the principal amount of $1,506,666.67, together with any other amounts owed by Seller to Purchaser at Closing) and (ii) the assumption and/or repayment by the Acquisition Sub of those Seller's outstanding liabilities and payables to third-party creditors listed on Exhibit B hereto ((i) and (ii) together collectively the "Assumed Pre-Closing Liabilities"). The Purchase Cash shall in no event exceed $2,650,000 and if the total Assumed Pre-Closing Liabilities is less than $2,650,000, then the Purchase Cash shall be reduced to such lesser amount. The Purchase Cash shall be applied first to cancellation of amounts owed to Purchaser by Seller and then to assumption and/or repayment of Seller's outstanding liabilities and payables to third-party creditors.

               (c) At the Closing, the Purchaser shall deposit that number of the Purchase Shares equal to $1,600,000 divided by the average closing stock price of the Purchaser's Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending two (2) trading days prior to Closing (the "Escrow Fund") in an escrow account (the "Escrow Account") to be established as of the Closing Date (as defined below) pursuant to an Escrow Agreement among the Seller, the Purchaser and State Street Bank and Trust Company of California, N.A. (the "Escrow Agent"), in substantially the form of Exhibit C (the "Escrow Agreement").

        1.3 ASSUMPTION OF LIABILITIES.

               (a) At the Closing, the Acquisition Sub shall assume the Assumed Liabilities by delivering to the Seller an Assumption Agreement in substantially the form of Exhibit D (the "Assumption Agreement").

               (b) For purposes of this Agreement "Assumed Liabilities" shall mean only the following liabilities of the Seller:

                      (i) the Assumed Pre-Closing Liabilities; and

                      (ii) the obligations of the Seller under the Contracts identified on Part 2.13 of the Disclosure Schedule, but only to the extent such obligations (A) arise after the Closing Date, (B) do not arise from or relate to any breach by the Seller of any provision of any of such Contracts, (C) do not arise from or principally relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such Contracts, and
(D) are ascertainable (in nature and amount) solely by reference to the express terms of such Contracts;

provided, however, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the "Assumed Liabilities" shall not include, and the

Purchaser and Acquisition Sub shall not be required to assume or to perform or discharge any Liability that is not referred to specifically in clause "(i)" or "(ii)" of this sentence, and specifically, without limitation, the "Assumed Liabilities" shall not include:

                      (1) any Liability of the Seller for the payment of any Tax;

                      (2) any Liability of the Seller to any stockholder of the Seller or any Related Party; and

                      (3) any Liability of the Seller arising from or relating to any action taken by the Seller, or any failure on the part of the Seller to take any action, at any time after the Closing Date.

               (c) Notwithstanding any other provision of this Agreement, from and after the Closing Date, through and until the ninetieth (90th) day following the later of (x) dissolution of the Seller under applicable law and (y) the delivery of notice by the Seller to (amongst others) the Purchaser pursuant to
Section 280(a) of the Delaware General Corporation Law (the "DGCL"), the Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate each of the Indemnitees for, any Damages which:

                      (i) are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject and which arise from or as a result of, or are directly or indirectly connected with any debts, liabilities or obligations of Seller which are not an Assumed Liability;

                      (ii) are not otherwise taken into account in an adjustment to the Base Purchase Price pursuant to Section 1.4; and

                      (iii) do not relate to a breach of any of Seller's representations and warranties (other than Sections 2.4, 2.5(b), 2.5(l), 2.5(m), 2.6(b), 2.14, 2.17(c), 2.18(b), 2.20(b), 2.21(b), 2.22(b), and 2.29);

provided, however, that if, at any time prior to the end of the 90 day period described above, an Indemnitee (acting in good faith) delivers to the Seller a written notice that such Indemnitee is making claim against Seller for Damages which meet the criteria set forth in (i) through (iii) above (a "Debt Claim") and has a reasonable basis in fact and is otherwise complying with the notice requirements for presentation of claims as set forth in Section 280(a) of the DGCL, the Debt Claim reported in such notice shall survive until such time as the Debt Claim is fully and finally resolved and shall not be limited as to amount; and further provided that, if notice of a Debt Claim is delivered to Seller after the 90 day period described above, the Indemnitee making such claim shall not have a remedy under this Section 1.3(c) and such claim shall instead be subject to the provisions of Section 10 (without giving effect to any cross reference in Section 10 to this Section 1.3(c)). Seller shall have the right, at its election, to assume the defense of the claim or Proceeding arising from a Debt Claim at the sole expense of the Seller. For the purposes of valuing and paying claims made under this Section 1.3(c), the per share value of Purchaser's Common Stock shall be deemed equal to the average closing stock price of the Purchaser's Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending two (2) trading days prior to Closing. To the extent applicable, the provisions of Sections 10.7 and 10.8 shall apply to Seller's assumption of the defense of any Debt Claim and the resolution of any disputes under this Section 1.3(c).

        1.4 ADJUSTMENT TO BASE PURCHASE PRICE.

               (a) If, as of the two days before the date of Closing, the book value of the Assets is less than the book value of the Assets as of March 31, 2002, then the Base Purchase Price shall be adjusted by subtracting from the Base Purchase Price the difference between the book value of the Assets at such date and the book value of the Assets as of March 31, 2002.

               (b) Purchaser and Seller shall act in good faith to agree on the book value of the Assets two days before the Scheduled Closing Time. If Purchaser and Seller do not reach such agreement by the Scheduled Closing Time:

                      (i) The failure to reach such agreement shall not delay the Closing.

                      (ii) The parties hereto shall continue in good faith for ten days following the Closing to reach agreement as to the book value of the Assets as of two days before the Closing and, if such agreement is not reached within 10 days following Closing, the parties shall promptly thereafter select an Accounting Referee and cause such Accounting Referee to review the parties' disputed calculations as to the book value of the Assets as of two days before the Closing. The Accounting Referee shall deliver as promptly as practicable a report setting forth the Accounting Referee's calculation of the book value of the Assets as of two days before the Closing, which report shall be final and binding upon the parties hereto and shall be used for the purpose of adjusting the Base Purchase Price pursuant to Section 1.4(a). The cost of such Accounting Referee's report shall be borne equally by the Seller and the Purchaser.

               (c) Any adjustment made to the Base Purchase Price under this
Section 1.4 shall, at the election of the Seller, be reflected in either the Purchase Shares or the Purchase Cash portion of the Base Purchase Price, provided, however, that in no event shall such an adjustment reduce the Purchase Cash to an amount less than the Assumed Pre-Closing Liabilities owed to the Purchaser by the Seller. If any such adjustment is reflected in the Purchase Shares portion of the Base Purchase Price, it shall be made with reference to the average closing stock price of the Purchaser's Common Stock on the Nasdaq National Market for the twenty consecutive trading days ending two trading days prior to Closing. The amount of any adjustment to the Base Purchase Price pursuant to this Section 1.4 shall be made to the Purchase Shares issuable, or the Purchase Cash payable, to the Seller at Closing, and shall not be taken out of the Escrow Fund of the Escrow Account unless the amount of such adjustment exceeds the number of Purchaser Shares issuable to the Seller at Closing, and then only to the extent of such excess.

        1.5 SALES TAXES. The Seller shall bear and pay, and shall reimburse the Indemnitees for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable under Texas state or local laws in connection with the sale of the Assets to the Acquisition Sub or in connection with any of the other Transactions. The Acquisition Sub shall bear and pay, and the Acquisition Sub and the

Purchaser shall reimburse the Seller for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable under any other state or federal laws in connection with the sale of the Assets to the Acquisition Sub or in connection with any of the other Transactions.

        1.6 ALLOCATION. At or prior to the Closing, the Purchaser shall deliver to the Seller a statement setting forth the Purchaser's good faith determination of the manner in which the consideration referred to in Section 1.2 is to be allocated among the Assets. The allocation prescribed by such statement shall be conclusive and binding upon the Seller for all purposes, and the Seller shall not file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

        1.7 CLOSING.

               (a) The closing of the sale of the Assets to the Acquisition Sub (the "Closing") shall take place at the offices of Cooley Godward LLP in Palo Alto, California, at 10:00 a.m. on the Scheduled Closing Time, as described below. For purposes of this Agreement, "Closing Date" shall mean the time and date as of which the Closing actually takes place. The Purchaser, Acquisition Sub and Seller shall use all commercially reasonable efforts to complete the Closing at the Scheduled Closing Time, but if the Closing is not completed at such time, another Scheduled Closing Time shall be set in accordance with this
Section 1.7(a). The Purchaser shall (unless otherwise agreed by Seller) designate a time (the "Scheduled Closing Time") within three (3) business days from the earlier of:

                      (i) delivery of written notice from Seller to Purchaser specifying that (1) each of the conditions precedent to Purchaser's and Acquisition Sub's obligations to close, as set forth in Section 6, have been satisfied or can be immediately satisfied, together with such verification thereof as Purchaser may reasonably request, and (2) each of the conditions precedent set forth in Section 7 have been satisfied, are reasonably expected to be satisfied at the Scheduled Closing Time or will be waived by Seller; and

                      (ii) delivery of written notice from Purchaser and Acquisition Sub jointly to Seller specifying that (1) each of the conditions precedent to Seller's obligations to close, as set forth in Section 7, have been satisfied or can be immediately satisfied, together with such verification thereof as Seller may reasonably request and (2) each of the conditions precedent set forth in Section 6 have been satisfied, are reasonably expected to be satisfied at the Scheduled Closing Time or will be waived by Purchaser and Acquisition Sub.

               (b) At the Closing:

                      (i) the Seller shall execute and deliver to the Acquisition Sub a Bill of Sale in the form of attached Exhibit E and such other endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances;

                      (ii) the Purchase Cash shall be paid by the Acquisition Sub's assumption and/or repayment of the Assumed Pre-Closing Liabilities. The Purchase Cash shall be applied first to the assumption of Assumed Pre-Closing Liabilities owed to the Purchaser by Seller and then to assumption and/or repayment of other Assumed Pre-Closing Liabilities;

                      (iii) provided the Purchaser and Seller have agreed as to the book value of the Assets two days before Closing in accordance with Section 1.4, and subject to reservation of the Escrow Fund pursuant to Section 1.2(c), the Purchaser shall instruct its transfer agent to issue the Purchase Shares to the Seller, provided, however, that if the Purchaser and Seller have not agreed as to the book value of the Assets as of two days before Closing in accordance with Section 1.4, the Purchaser shall instruct its transfer agent to issue to the Seller only that portion of the Purchase Shares to which no adjustment is claimed pursuant to Section 1.4 (subject to reservation of the Escrow Fund) and, at such time following Closing as the book value of the Assets has been determined in accordance with Section 1.4 and the adjustment to the Base Purchase Price (if any) has been made, the Purchaser shall instruct its transfer agent to issue any remaining portion of the Purchase Shares to the Seller;

                      (iv) the parties hereto shall execute and deliver the Escrow Agreement, and the Purchaser shall instruct its transfer agent to deposit the Escrow Fund into the Escrow Account as contemplated by Section 1.2(c);

                      (v) the Acquisition Sub shall execute and deliver to the Seller the Assumption Agreement with respect to the Assumed Liabilities;

                      (vi) the Acquisition Sub and Jim Macek, Jim Holliday and Charles Baylis (together, the "Senior Management Employees") shall execute and deliver the Senior Management Employee Agreements pursuant to Section 5.3;

                      (vii) the Seller shall execute and deliver to the Purchaser and the Acquisition Sub a certificate (the "Seller's Closing Certificate") certifying that (A) each of the representations and warranties made by the Seller in this Agreement (as qualified in such respective representations and warranties) was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Seller's Closing Certificate, each of the representations and warranties made by the Seller in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects, and (D) except as expressly set forth in the Seller's Closing Certificate, each of the conditions set forth in Sections 6.3 and 6.4 has been satisfied in all respects.

                      (vii) the Purchaser and Acquisition Sub shall execute and deliver to the Seller a certificate (the "Purchaser's Closing Certificate") certifying that (A) each of the representations and warranties made by the Purchaser in this Agreement was accurate in all material respects as of the date of this Agreement, (B) except as expressly set forth in the Purchaser's Closing Certificate, each of the representations and warranties made by the Purchaser in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date, and (C) each of the covenants and obligations that the Purchaser is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

        The "Part" numbers in the Disclosure Schedules (as described herein) correspond to the section numbers of this Agreement; however, any information disclosed herein or in any Part of the Disclosure Schedules under any section or Part number shall be deemed to be disclosed and incorporated into any other section of this Agreement where such disclosure would be appropriate, provided such disclosure is reasonably clear and unambiguous. Subject to the foregoing, the Seller represents and warrants, to and for the benefit of the Indemnitees, as follows:

        2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller is in good standing as a foreign corporation in each of the jurisdictions listed in Part 2.1 of the Disclosure Schedule. The Seller does not have any subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity. Except as set forth on Part 2.1 of the Disclosure Schedule, the Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than "Domain Logix Corporation."

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Seller has delivered to (or made available for inspection by) the Purchaser accurate and complete copies of: (i) the certificate of incorporation and bylaws of the Seller, including all amendments thereto; (ii) the stock records of the Seller; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Seller, the board of directors of the Seller and all committees of the board of directors of the Seller. There have been no meetings or other proceedings of the stockholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller that are not reflected in such minutes or other records. The books of account, stock records, minute books and other records of the Seller are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with sound and prudent business practices. All of the records of the Seller are in the actual possession and direct control of the Seller.

        2.3 CAPITALIZATION. Part 2.3 of the Disclosure Schedule is a complete and accurate listing of the stockholders of the Seller. Except as set forth in
Part 2.3 of the Disclosure Schedule, there is no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Seller; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Seller; or (c) Contract under which the Seller is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. Except as set forth on Part 2.3 of the Disclosure Schedule, no person other than the stockholders of the Seller has any right to vote with respect to the sale of the Assets to the Purchaser or any of the other Transactions.

        2.4 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser the following financial statements (collectively, the "Financial Statements"): (a) the unaudited balance sheet of the Seller as of December 31, 2001, and the related statements of income and retained earnings and cash flows for the year then ended; and (b) the balance sheet of the Seller as of March 31, 2002 (the "Unaudited Interim Balance Sheet"), and the related statements of income and retained earnings and cash flows for that portion of the fiscal year then ended. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods and present fairly in all material respects the financial position of the Seller as of the respective dates thereof and the results of operations and cash flows of the Seller for the periods covered thereby.

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 2001:

               (a) there has not been any material adverse change in, and no event has occurred that might have a material adverse effect on, the business, financial condition, assets, liabilities or results of operations of the Seller;

               (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Assets of the Seller (whether or not covered by insurance);

               (c) the Seller has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other securities, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) the Seller has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Seller in the Ordinary Course of Business;

               (e) the Seller has not leased or licensed any asset from any other Person;

               (f) the Seller has not made any capital expenditure;

               (g) the Seller has not sold or otherwise transferred, or leased or licensed, any asset to any other Person;

               (h) the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

               (i) the Seller has not made any loan or advance to any other Person;

               (j) the Seller has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors;

               (k) no Contract by which the Seller or any of the material Assets owned or used by the Seller is or was bound, or under which the Seller has or had any material rights or interest, has been amended or terminated;

               (l) the Seller has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business;

               (m) the Seller has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by the Seller since March 31, 2002, in bona fide transactions entered into in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

               (n) the Seller has not forgiven any debt or otherwise released or waived any right or claim;

               (o) the Seller has not changed any of its methods of accounting or accounting practices in any respect;

               (p) the Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

               (q) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(p)" above.

        2.6 TITLE TO ASSETS; ASSUMED LIABILITIES.

               (a) The Seller owns, and has good and valid title to, all of the Assets including: all assets reflected on the Unaudited Interim Balance Sheet; all assets acquired by the Seller since March 31, 2002; all rights of the Seller under Seller Contracts; and all other assets reflected in the books and records of the Seller as being owned by the Seller. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Seller free and clear of any Encumbrances. Part 2.6 of the Disclosure Schedule identifies all of the material assets that are being leased or licensed to the Seller. The Assets will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Seller to conduct its business in the manner in which such business, in all material respects, is currently being conducted, except to the extent the Excluded Assets are currently used in the conduct of Seller's business.

               (b) As a result of the Transactions, neither Purchaser nor Acquisition Sub shall assume nor become bound to assume any liabilities of the Seller other than the Assumed Liabilities.

        2.7 BANK ACCOUNTS. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Seller at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used; (d) the current balance in such account; (e) the rate of interest being earned on the funds in such account; and (f) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Seller.

        2.8 RECEIVABLES. Part 2.8 of the Disclosure Schedule provides an accurate listing and aging of all accounts receivable, notes receivable and other receivables of the Seller as of March 31, 2002. Except as set forth in
Part 2.8 of the Disclosure Schedule, all existing accounts receivable of the Seller (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 2002 and have not yet been collected): (i) represent valid obligations of customers of the Seller arising from bona fide transactions entered into in the Ordinary Course of Business; and (ii) are current and will be collected in full (without any counterclaim or setoff) on or before May 31, 2002 (net of an allowance for uncollectible accounts in an aggregate amount not to exceed $25,000) unless an account receivable has been identified as "DOUBTFUL" in Part 2.8 of the Disclosure Schedule, in which case such account receivable shall not count against the allowance for uncollectible accounts and the failure to collect such a "DOUBTFUL" account shall not constitute a breach of this representation. Part 2.8 of the Disclosure Schedule identifies all unreturned security deposits and other deposits made by, or held by any Person for the benefit of, the Seller.

        2.9 CUSTOMERS; DISTRIBUTORS. Part 2.9 of the Disclosure Schedule provides an accurate listing of the revenues received from each customer or other Person that (together which such customer's or other Person's affiliates) accounted for (i) more than $100,000 of the gross revenues of the Seller in 2001, or (ii) more than $50,000 of the gross revenues of the Seller in the first two months of 2002. The Seller has not received any notice or other communication (in written or electronic form), and no officer of the Seller has received any other information, indicating that any customer or other Person identified or required to be identified in Part 2.9 of the Disclosure Schedule may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person with the Seller below historical levels. The Seller has not received any notice or other communication (in written or electronic form), and no officer of the Seller has received any other information, indicating that any distributor of any of the Seller's products may cease acting as a distributor of such products or otherwise dealing with the Seller.

        2.10 EQUIPMENT, ETC. Part 2.10 of the Disclosure Schedule identifies all material equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other material tangible assets owned by the Seller and included in the Assets, and accurately sets forth the date of acquisition, original cost and book value of each of said assets. Part 2.10 of the Disclosure Schedule also accurately identifies all tangible assets leased to the Seller. Each Asset identified or required to be identified in Part 2.10 of the Disclosure Schedule: (i) to Seller's knowledge, is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted); (ii) to Seller's knowledge, complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which it is being put. The assets identified in Part 2.10 of the Disclosure Schedule and included in the Assets are adequate for the conduct of the business of the Seller in the manner in which such business is currently being conducted.

        2.11 REAL PROPERTY. The Seller does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.11 of the Disclosure Schedule. Part 2.11 of the Disclosure Schedule provides a summary description of the premises covered by said leases and the facilities located on such premises. The Seller enjoys peaceful and undisturbed possession of such premises.

        2.12 PROPRIETARY ASSETS.

        (a) Part 2.12(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Seller and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.12(a)(ii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset owned by the Seller that is material to the business of the Seller. Part 2.12(a)(iii) of the Disclosure
Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Seller by any Person and is material to the business of the Seller (except for any Proprietary Asset that is licensed to the Seller under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Seller. The Seller has good and valid title to all of the Seller Proprietary Assets identified or required to be identified in Parts 2.12(a)(i) and 2.12(a)(ii) of the Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (individually or in the aggregate) materially detract from the value of the Seller Proprietary Assets subject thereto or materially impair the operations of the Seller. The Seller has a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.12(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.12(a)(iv) of the Disclosure Schedule, the Seller has not developed jointly with any other Person any Seller Proprietary Asset that is material to the business of the Seller and with respect to which such other Person has any rights. Except as set forth in Part 2.12(a)(v) of the Disclosure Schedule, there is no Seller Contract (with the exception of end user license agreements in the form previously delivered by the Seller to the

Purchaser) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Seller Proprietary Asset.

               (b) The Seller has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Seller Proprietary Assets (except Seller Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.12(b) of the Disclosure Schedule, (i) each current or former employee of the Seller who is or was involved in, or who has contributed to, the creation or development of any material Seller Proprietary Asset has executed and delivered to the Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Seller to the Purchaser, and
(ii) each current and former consultant and independent contractor to the Seller who is or was involved in, or who has contributed to, the creation or development of any material Seller Proprietary Asset has executed and delivered to the Seller an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to the Purchaser. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Seller Proprietary Asset.

               (c) Except as indicated in Part 2.12(a)(i) of the Disclosure Schedule, and to the knowledge of the Seller, all of the listed patents, trademarks, service marks and copyrights are valid, enforceable and subsisting. Except as indicated in Part 2.12(a)(i) of the Disclosure Schedule, Seller has not received any determination, decision, or opinion that any of the patents, trademarks, service marks and copyrights listed in Part 2.12(a)(i) of the Disclosure Schedule are invalid or unenforceable.

               (d) To the knowledge of the Seller, none of the Seller Proprietary Assets and no Proprietary Asset that is currently being developed by the Seller (either by itself or with any other Person) infringes or misappropriates any Proprietary Asset owned or used by any other Person. To the knowledge of the Seller, none of the products, systems, models, algorithms, formula, compounds, inventions, designs, technology, proprietary rights or intangible assets, that is or has been designed, created, developed, assembled, manufactured or sold by the Seller is infringing any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed any Proprietary Asset owned or used by any other Person. Notwithstanding the foregoing, none of the trade secrets, copyright, software, computer programs or source code designed, created or developed by the Seller misappropriates or makes unlawful or unauthorized use of any Proprietary Asset owned by or used by any other Person. The Seller has never received any notice or other communication (in writing or otherwise), of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Seller, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Seller Proprietary Asset.

               (e) The Seller has not (i) licensed any of the material Seller Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of the Seller to exploit fully any material Seller Proprietary Assets or to transact business in any market or geographical area or with any Person. The Seller has, and the Purchaser will acquire at the Closing, the right to use the name "Domain Logix Corporation" and variations thereof.

               (f) Except as set forth in Part 2.12(e)(i) of the Disclosure Schedule, the Seller has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Seller Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Seller Source Code or the release from any escrow of any other Seller Proprietary Asset. Part 2.12(e)(ii) of the Disclosure Schedule identifies each Contract pursuant to which the Seller has deposited or is required to deposit with an escrow holder or any other Person of any Seller Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Seller Source Code or the release from any escrow of any other Seller Proprietary Asset.

               (g) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Seller to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

        2.13 CONTRACTS.

               (a) Part 2.13 of the Disclosure Schedule identifies each Seller Contract, except for any Immaterial Contract. The Seller has delivered to the Purchaser accurate and complete copies of all Contracts identified in Part 2.13 of the Disclosure Schedule, including all amendments thereto. Each Seller Contract is valid and in full force and effect.

               (b) Except as set forth in Part 2.13 of the Disclosure Schedule and to Seller's knowledge: (i) no Person has violated or breached, or declared or committed any default under, any Seller Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Seller Contract, (B) give any Person the right to declare a default or exercise any remedy under any Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any Seller Contract, or (D) give any Person the right to cancel, terminate or modify any Seller Contract; (iii) the Seller has not received any notice or other communication (in written or electronic form), and no officer of the Seller has received any other information, regarding any actual, alleged, possible or potential violation or breach of, or default under, any Seller Contract; and (iv) the Seller has not waived any right under any Seller Contract.

               (c) Except as set forth in Part 2.13 of the Disclosure Schedule, the Seller has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Seller has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person.

               (d) The performance of the Seller Contracts will not result in any violation of or failure to comply with any material Legal Requirement.

               (e) No Person is renegotiating, or has a right granted by Seller to renegotiate, any amount paid or payable to the Seller under any Seller Contract or any other term or provision of any Seller Contract.

               (f) Except as set forth in Part 2.13 of the Disclosure Schedule, the Seller has no knowledge of any basis upon which any party to any Seller Contract may object to (i) the assignment to the Purchaser of any right under such Seller Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Seller Contract.

               (g) The Contracts identified in Part 2.13 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Seller to conduct its business in the manner in which such business is currently being conducted.

               (h) Part 2.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Seller.

        2.14 LIABILITIES; MAJOR SUPPLIERS.

               (a) Except as set forth in Part 2.14 of the Disclosure Schedule, the Seller has no Liabilities, except for: (i) liabilities identified as such in the "liabilities" columns of the Unaudited Interim Balance Sheet; (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business since March 31, 2002; and (iii) obligations under the Contracts listed in Part 2.13 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

               (b) Part 2.14 of the Disclosure Schedule: (i) provides an accurate listing and aging of the accounts payable of the Seller as of March 31, 2002; (ii) provides an accurate listing of any customer deposits or other deposits held by the Seller as of the date of this Agreement; and (iii) provides an accurate listing of all notes payable as of the date of this Agreement.

               (c) The Seller has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any action that may have a material adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

        2.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part
2.15 of the Disclosure Schedule: (a) the Seller is in material compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its Assets; (b) the Seller has at all times been in material compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its Assets; (c) to Seller's knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement; and (d) the Seller has not received, at any time, any notice or other communication (in written or electronic form), and no officer of the Seller has received any other information, from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The Seller has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Seller, to the best of its knowledge, has access that addresses or otherwise relates to the compliance of the Seller with, or the applicability to the Seller of, any Legal Requirement. To the knowledge of the Seller no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the business, financial condition, assets, liabilities or results of operations of the Seller or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        2.16 GOVERNMENTAL AUTHORIZATIONS. The Governmental Authorizations held by the Seller are valid and in full force and effect, and collectively constitute all Governmental Authorizations, to the Seller's knowledge necessary to enable the Seller to conduct its business in the manner in which its business is currently being conducted. The Seller is, and at all times since its date of incorporation has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part
2.16 of the Disclosure Schedule. Since its date of incorporation the Seller has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.17 TAX MATTERS.

               (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Seller has been duly paid in full on a timely basis. All Tax Returns required to be filed by or on behalf of the Seller with any Governmental Body were filed on or before the applicable due date (including any extensions of such due date), and were prepared in compliance with all applicable Legal Requirements. Any Tax required to have been withheld or collected by the Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

               (b) Part 2.17 of the Disclosure Schedule accurately identifies each examination or audit of any Tax Return of the Seller that has been conducted since the date of incorporation of Seller. Seller has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Seller has access) relating to such Tax Returns.

               (c) Except as set forth in Part 2.17 of the Disclosure Schedule, no claim or other Proceeding is pending or, to the Seller's knowledge, has been threatened against or with respect to the Seller in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Seller. The Seller has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

               (d) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Seller that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

               (e) The Seller has delivered to (or made available for inspection by) the Purchaser accurate and complete copies of all Tax Returns that have been filed on behalf of or with respect to the Seller since its date of incorporation. The information contained in such Tax Returns is accurate and complete in all respects.

        2.18 EMPLOYEE AND LABOR MATTERS.

               (a) Part 2.18 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Seller (including any employee who is on a leave of absence or on layoff status): (i) the name and title of such employee;
(ii) the aggregate dollar amounts of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Seller with respect to services performed in 2001 and with respect to services performed in 2002; (iii) such employee's annualized compensation as of the date of this Agreement; (iv) the number of hours of sick-time which such employee has accrued as of the date hereof and the aggregate dollar amount thereof; and (v) the number of hours of vacation time which such employee has accrued as of the date hereof and the aggregate dollar amount thereof.

               (b) Part 2.18 of the Disclosure Schedule accurately identifies each former employee of the Seller who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits from the Seller relating to such former employee's employment with the Seller; and Part 2.18 of the Disclosure Schedule accurately describes such benefits.

               (c) Except as set forth in Part 2.18 of the Disclosure Schedule, the Seller is not a party to or bound by, and has never been a party to or bound by, any employment contract or any union contract, collective bargaining agreement or similar Contract.

               (d) Except as set forth in Part 2.18 of the Disclosure Schedule, the employment of the employees of the Seller is terminable by the Seller at will and no employee is entitled to severance pay or other benefits following termination or resignation, except as otherwise provided by law. The Seller has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Seller.

               (e) Except as set forth in Part 2.18 of the Disclosure Schedule, to the knowledge of the Seller: (i) no employee of the Seller intends to terminate his employment; (ii) no employee of the Seller has received an offer to join a business that may be competitive with the business of the Seller; and
(iii) no employee of the Seller is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Seller or as an employee of the Purchaser, or (B) the business of the Seller or the Purchaser.

               (f) The Seller is not engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Seller or any of its employees, and no Person has threatened to commence any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

               (g) Part 2.18 of the Disclosure Schedule sets forth the name of, and a general description of the services performed by, each independent contractor to whom the Seller has made any payment since its date of incorporation.

        2.19 BENEFIT PLANS; ERISA.

               (a) Part 2.19 of the Disclosure Schedule identifies and provides an accurate and complete description of each Plan. The Seller has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Plans identified in Part 2.19 of the Disclosure Schedule; and the Seller has never provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in Part 2.19 of the Disclosure Schedule.

               (b) No Plan: (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation; (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Seller as a single employer within the meaning of Section 414 of the Code.

               (c) The Seller has caused to be delivered to the Purchaser, with respect to each Plan: (i) an accurate and complete copy of such Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future); (ii) an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Plan; (iii) an accurate and complete copy of any description, summary, notification, report or other document that has been furnished to any employee of the Seller with respect to such Plan; (iv) an accurate and complete copy of any form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Plan; and (v) an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by the Seller from, any Governmental Body with respect to such Plan.

               (d) Each Plan, to the best of the Seller's knowledge, is being and has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Plan has been duly accrued and made on a timely basis. Each Plan has at all times, to the best of the Seller's knowledge, complied with and been operated and administered in full compliance with all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. The Seller has never incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. Neither the Seller nor, to the best of the Seller's knowledge, any Person that is or was an administrator or fiduciary of any Plan (or that acts or has acted as an agent of the Seller or any such administrator or fiduciary) has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Seller to any Liability for breach of any fiduciary duty or any other duty. No Plan, and no Person that is or was an administrator or fiduciary of any Plan (or that acts or has acted as an agent of any such administrator or fiduciary), to the best of the Seller's knowledge, (i) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or (iii) has taken any action that (A) may subject such Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Plan.

               (e) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of the Seller (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan or with respect to any other matter relating to any Plan, or (ii) with respect to any proposal or intention on the part of the Seller to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

               (f) The Seller has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

        2.20 ENVIRONMENTAL MATTERS.

               (a) To the Seller's knowledge, Seller is not liable or potentially liable for any response cost or natural resource damages under
Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

               (b) The Seller has never received any notice or other communication (in written or electronic form), and no officer of the Seller has received any other information, from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or threatened to commence any contribution action or other Proceeding against the Seller in connection with any such actual, alleged, possible or potential Liability; and, to Seller's knowledge, no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Seller becoming subject to, any such Liability.

               (c) Except as set forth in Part 2.20 of the Disclosure Schedule, the Seller has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 2.20 of the Disclosure Schedule, the Seller has never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Seller; (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Seller.

               (d) To the Seller's knowledge, all property that is owned by, leased to, controlled by or used by the Seller, and all surface water, groundwater, soil and air associated with or adjacent to such property: (i) is in clean and healthful condition; (ii) is free of any Hazardous Material in violation of any Legal Requirement; and (iii) is free of any environmental contamination of any nature.

               (e) Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by the Seller, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by the Seller: (i) is in sound condition; and (ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks.

        2.21 SALE OF PRODUCTS.

               (a) Other than periodic customer complaints within the Ordinary Course of Business, each product that has been sold by the Seller to any Person:
(i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any material design defects, construction defects or other defects or deficiencies at the time of sale. To the best of the knowledge of the Seller, the Seller will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold by the Seller on or at any time prior to the Closing Date. To the best of the knowledge of the Seller, no product manufactured or sold by the Seller has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

               (b) Except for Assumed Liabilities, the Purchaser will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold by the Seller on or at any time prior to the Closing Date.

        2.22 PERFORMANCE OF SERVICES.

               (a) All services that have been performed on behalf of the Seller were performed properly and in material conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. There is no claim pending or, to the Seller's knowledge, being threatened against the Seller relating to any services performed by the Seller, and, to the knowledge of the Seller, there is no basis for the assertion of any such claim.

               (b) Except for Assumed Liabilities, the Purchaser will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by the Seller.

        2.23 INSURANCE.

               (a) Part 2.23 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Seller: (i) the name of the insurance carrier that issued such policy and the policy number of such policy; (ii) whether such policy is a "claims made" or an "occurrences" policy; (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage); (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and (v) a description of any claims pending, and any claims that have been asserted since the date of incorporation of the Seller with respect to such policy or any predecessor insurance policy. Part
2.23 of the Disclosure Schedule also identifies (1) each pending application for insurance that has been submitted by or on behalf of the Seller, (2) each self-insurance or risk-sharing arrangement affecting the Seller or any of the assets of the Seller, and (3) all material risks (of the type customarily insured by Comparable Entities) for which the Seller does not maintain insurance coverage. The Seller has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part
2.23 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.23 of the Disclosure Schedule. Each of the policies identified in Part 2.23 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best of the knowledge of the Seller, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete in all material respects, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

               (b) Part 2.23 of the Disclosure Schedule identifies each insurance claim made by the Seller since its date of incorporation. To the Seller's knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such insurance claim. The Seller has not received: (i) any notice or other communication (in written or electronic form), and no officer of the Seller has received any other information, regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.23 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; (ii) any notice or other communication (in written or electronic form), and no officer of the Seller has received any other information, regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.23 of the Disclosure Schedule; or (iii) any indication that the issuer of any of the policies identified in Part 2.23 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

        2.24 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.24 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the Assets of the Seller; (b) no Related Party is, or has at any time since Seller's date of incorporation been, indebted to the Seller;
(c) since Seller's date of incorporation, no Related Party has entered into, or has had any direct or indirect financial interest in, any Seller Contract, transaction or business dealing of any nature involving the Seller; (d) no Related Party is competing, or has at any time since Seller's date of incorporation competed, directly or indirectly, with the Seller; (e) no Related Party has any claim or right against the Seller; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Seller.

        2.25 CERTAIN PAYMENTS, ETC. The Seller has not, and no officer, or to Seller's knowledge, employee, agent or other Person associated with or acting for or on behalf of the Seller has, at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;
(b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Seller; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; (d) performed any favor or given any gift which was not deductible for federal income tax purposes; (e) made any unlawful payment to any Person, or provided any unlawful favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or (f) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses "(a)" through "(e)" above.

        2.26 PROCEEDINGS; ORDERS. Except as set forth in Part 2.26 of the Disclosure Schedule, there is no pending Proceeding, and no Person has, to Seller's knowledge, threatened to commence any Proceeding: (i) that involves the Seller or that otherwise relates to or might affect the business of the Seller or any of the Assets (whether or not the Seller is named as a party thereto); or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To Seller's knowledge and except as set forth in Part 2.26 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. Except as set forth in Part
2.26 of the Disclosure Schedule, no Proceeding has ever been commenced by or against the Seller. The Seller has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials (to which the Seller has access) that relate to the Proceedings identified in Part
2.26 of the Disclosure Schedule. There is no Order to which the Seller, or any of the Assets owned or used by the Seller is subject and, to the Seller's knowledge, none of the stockholders of the Seller nor any Related Party is subject to any Order that relates to the Seller's business or to any of the Assets of the Seller. To the knowledge of the Seller, no employee of the Seller is subject to any Order that may prohibit employee from engaging in or continuing any conduct, activity or practice relating to the business of the Seller. To Seller's knowledge, there is no proposed Order that, if issued or otherwise put into effect, (i) may have a adverse effect on the business, financial condition, assets, liabilities or results of operations of the Seller or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        2.27 AUTHORITY; BINDING NATURE OF AGREEMENTS. Except for the approval of the Seller's stockholders in accordance with the laws of the State of Delaware, the Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller, its board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The voting agreements entered into between the holders of a majority of the shares of the Seller's outstanding stock and the Purchaser pursuant to which such holders have agreed to vote such shares in favor of the Transactions (the "Voting Agreements") constitute valid and binding obligations of such holders, enforceable against such holders in accordance with the terms of such voting agreements, the form of which is attached hereto as Exhibit F. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms.

        2.28 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.28 of the Disclosure Schedule, and except for the approval of the Transactions by the Seller's stockholders, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the Assets of the Seller, is subject;

               (b) cause the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

               (c) cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

               (d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets or is held by the Seller or any employee of the Seller;

               (e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract;

               (f) give any Person the right to (i) declare a default or exercise any remedy under any Contract, other than an Immaterial Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract, other than an Immaterial Contract; or

               (g) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

Except as set forth in Part 2.28 of the Disclosure Schedule, the Seller is not, nor will in the future be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

        2.29 BROKERS. Except as set forth in Part 2.29 of the Disclosure Schedule, the Seller has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        2.30 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any material untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule is accurate and complete in all material respects in the context of the particular representations and warranties to which each item of the Disclosure Schedule relates.

        2.31 ACCREDITED INVESTOR. The Seller is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ACQUISITION SUB.

        The Purchaser and the Acquisition Sub represent and warrant, to and for the benefit of the Seller as follows:

        3.1 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser and the Acquisition Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser and the Acquisition Sub have been duly authorized by all necessary action on the part of the Purchaser, the Acquisition Sub and their respective boards of directors. The Purchaser and the Acquisition Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under the Escrow Agreement and the Assumption Agreement, and the execution, delivery and performance of the Escrow Agreement and the Assumption Agreement by the Purchaser and the Acquisition Sub have been duly authorized by all necessary action on the part of the Purchaser, the Acquisition Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of the Purchaser and the Acquisition Sub, enforceable against them in accordance with its terms. Upon the execution and delivery of the Escrow Agreement and the Assumption Agreement at the Closing, the Escrow Agreement and the Assumption Agreement will constitute the legal, valid and binding obligations of the Purchaser and the Acquisition Sub, enforceable against the Purchaser and the Acquisition Sub in accordance with their terms.

        3.2 SEC FILINGS; FINANCIAL STATEMENTS.

               (a) The Purchaser has made available to the Seller, upon request of the Seller, accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by the Purchaser with the Securities Exchange Commission (the "SEC") between December 31, 1999 and the date of this Agreement (the "Purchaser SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) Between the date of the most recently filed Purchaser SEC Document and the date of this Agreement, there has been no material adverse change in the Purchaser's affairs that has not been disclosed in the Purchaser SEC Documents, provided, however, that for purposes of determining whether there shall have been any such material adverse change, (i) any adverse change resulting from or relating to worldwide general business or economic conditions shall be disregarded, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which Purchaser competes shall be disregarded, and (iii) any adverse change to the stock price of the Purchaser's Common Stock, as quoted on any nationally recognized stock quotation system, shall be disregarded.

               (c) The consolidated financial statements contained in the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Purchaser and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Purchaser and its subsidiaries for the periods covered thereby.

               (d) The Purchaser qualifies as a registrant whose securities may be resold pursuant to Form S-3 promulgated by the SEC pursuant to the 1933 Securities Act, as amended.

        3.3 VALID ISSUANCE. The Purchase Shares and Employee Shares will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and will not have been issued in violation of the preemptive rights of any Person.

        3.4 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and (to the best of the knowledge of the Purchaser and the Acquisition Sub) no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement. To the best of the knowledge of the Purchaser and the Acquisition Sub, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

        3.5 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Purchaser's articles of incorporation or bylaws, (ii) any of the provisions of the Acquisition Sub's certificate of incorporation or bylaws, or (iii) any resolution adopted by the Purchaser's or Acquisition Sub's shareholders, respective boards of directors or any committee of their respective boards of directors;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Purchaser or the Acquisition Sub, or any of the Assets owned or used by the Purchaser or the Acquisition Sub, is subject.

        3.6 BROKERS. Neither the Purchaser nor the Acquisition Sub has become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        3.7 SECTION 368 REORGANIZATION.

               (a) Immediately following the Closing, the Acquisition Sub will be a wholly-owned subsidiary of the Purchaser. Except for transfers described in Treas. Reg. Section 1.368-2(k), the Purchaser has no plan or intention to: (a) sell, distribute or otherwise dispose of the stock of the Acquisition Sub, (b) cause the Acquisition Sub to issue any of its stock, or (c) cause the Acquisition Sub to sell or otherwise dispose of any of its assets or of any Assets acquired from the Seller, except in each case for dispositions made in the ordinary course of business or payment of expenses incurred by the Purchaser or the Acquisition Sub pursuant to the transactions contemplated by this Agreement. For the purposes of this Section 3.7, issuance of stock of the Acquisition Sub or options for such stock to employees or other service providers of the Purchaser or the Acquisition Sub shall be disregarded.

               (b) The Purchaser's current plan or intention is to either continue the historic business of the Seller or use a significant portion of the Seller's historic business Assets in a business.

        3.8 ACQUISITION SUB. The Acquisition Sub was formed on March 22, 2002 and has transacted no business other than matters relating to its formation or the entry into this Agreement.

4. PRE-CLOSING COVENANTS OF THE SELLER.

        4.1 ACCESS AND INVESTIGATION. The Seller shall ensure that, at all times during the Pre-Closing Period: (a) the Seller and its Representatives provide the Purchaser and its Representatives with free and complete access to the Seller's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business; (b) the Seller and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business as the Purchaser may request in good faith; and
(c) the Seller and its Representatives compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information relating to the Seller and its business as the Purchaser may request in good faith.

        4.2 OPERATION OF BUSINESS. The Seller shall ensure that, during the Pre-Closing Period:

               (a) None of the Seller's stockholders, directly or indirectly, sells or otherwise transfers, any stock in the Seller or any interest in or right relating to any such stock;

               (b) the Seller conducts its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

               (c) the Seller (i) preserves intact its current business organization, (ii) keeps available the services of its current officers and employees, (iii) maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with the Seller, and (iv) promptly repairs, restores or replaces any Assets that are destroyed or damaged;

               (d) the Seller keeps in full force all insurance policies identified in Part 2.23 of the Disclosure Schedule;

               (e) the officers of the Seller confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Seller's business, financial condition, Assets, liabilities, results of operations and prospects;

               (f) the Purchaser is notified immediately of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

               (g) the Seller and its officers use their Best Efforts to cause the Seller to operate in accordance with the plan the Seller has submitted to the Purchaser, attached hereto as Exhibit G;

               (h) the Seller does not (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other securities, or (ii) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

               (i) the Seller does not sell or otherwise issue any shares of capital stock or any other securities;

               (j) the Seller does not effect or become a party to any Acquisition Transaction;

               (k) the Seller does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

               (l) the Seller does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Seller during the Pre-Closing Period, do not exceed $50,000 in the aggregate;

               (m) the Seller does not enter into or permit any of its Assets to become bound by any Contract;

               (n) the Seller does not incur, assume or otherwise become subject to any material Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

               (o) the Seller does not establish or adopt any Employee Benefit Plan, or pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or independent contractors;

               (p) the Seller does not change any of its methods of accounting or accounting practices in any respect;

               (q) the Seller does not commence or settle any Proceeding;

               (r) the Seller does not enter into any transaction or take any other action of the type referred to in Section 2.5;

               (s) the Seller does not enter into any transaction or take any other action outside the Ordinary Course of Business;

               (t) the Seller does not enter into any transaction or take any other action that might cause or constitute a breach of any representation or warranty made by the Seller in this Agreement or in the Seller's Closing Certificate; and

               (u) the Seller does not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(i)" through "(u)" of this Section 4.2.

        4.3 FILINGS AND CONSENTS. The Seller shall use its Best Efforts to ensure that: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and (b) during the Pre-Closing Period, the Seller and its respective Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser or Acquisition Sub is required or elects to make, give or obtain.

        4.4 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE. During the Pre-Closing Period, the Seller shall promptly notify the Purchaser in writing of: (a) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this

Agreement and that caused or constitutes a breach of any representation or warranty made by the Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by the Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any breach of any covenant or obligation of the Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 4.4 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Seller shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any representation or warranty made by the Seller in this Agreement or in the Seller's Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

        4.5 NO NEGOTIATION. The Seller shall ensure that, during the Pre-Closing Period, neither the Seller, nor any Representative of the Seller, directly or indirectly: (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction; (b) except as may be required of the Seller's Board of Directors to fulfill its fiduciary obligations to the Seller's stockholders, participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any proposed Acquisition Transaction; or (c) except as may be required of the Seller's Board of Directors to fulfill its fiduciary obligations to the Seller's stockholders, considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

        4.6 BEST EFFORTS. During the Pre-Closing Period, the Seller shall use its Best Efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

        4.7 CONFIDENTIALITY. Except as authorized and directed by the Purchaser, the Seller shall ensure that, during the Pre-Closing Period: (a) neither the Seller nor any Representative of the Seller, issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any supplier, customer, landlord, creditor or employee of the Seller, or to any other Person) regarding any of the Transactions or the existence or terms of this Agreement, except to the extent that the Seller is required by law to make any such disclosure; and (b) if the Seller is required by law to make any such disclosure, Seller shall advise the Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure.

        4.8 401(k) PLAN. Seller will terminate the 401(k) plan that it sponsors on or prior to the Closing Date.

        4.9 STOCKHOLDERS' MEETING. No later than ten (10) days from the later of the date of this Agreement or Seller's receipt of Purchaser's information to be included in the Information Statement (as such term is defined below), the Seller and Purchaser shall finalize an information statement relating to the approval of the Transactions by the Seller's stockholders (the "Information Statement"). The Seller and Purchaser shall provide and include in the Information Statement such information relating to the Seller and Purchaser and the Seller's stockholders as required pursuant to the provisions of applicable securities and corporate laws (including, without limitation, Rule 502 under the Securities Act). The Seller shall, in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its stockholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the principal terms of the Transactional Documents (the "Seller Stockholders' Meeting"). The Seller shall cause a copy of the Information Statement to be mailed to each stockholder of the Seller. As promptly as practicable after the delivery of copies of the Information Statement to all stockholders of the Seller, the Seller shall use all commercially reasonable efforts to cause each of such stockholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to appoint a "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in Purchaser Common Stock and to cause each of such stockholders to execute and deliver to Purchaser a stockholder representation letter in the form prepared by the Purchaser and reasonably acceptable to the Seller. In lieu of calling and holding the Seller Stockholders' Meeting, the Seller may solicit written consents in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law (and the parties hereto acknowledge that the Seller currently intends to do so). Purchaser will reasonably cooperate with the Seller with respect to the matters set forth in this Section 4.9. Purchaser and the Seller will each promptly provide all information relating to its business or operations necessary for inclusion in the Information Statement to satisfy all requirements of applicable state and federal securities and corporate laws.

5. PRE-CLOSING COVENANTS OF THE PURCHASER AND ACQUISITION SUB.

        5.1 BEST EFFORTS. During the Pre-Closing Period, the Purchaser and the Acquisition Sub shall use their Best Efforts to cause the conditions set forth in Section 7 to be satisfied.

        5.2 PRE-CLOSING CAPITAL CONTRIBUTIONS. Purchaser shall make capital contributions to Seller, in accordance with the Seller Operation Plan attached hereto as Exhibit G, from the date of this Agreement until either Closing or the termination of this Agreement in accordance with its terms.

        5.3 EMPLOYMENT OFFERS. The Senior Management Employees shall be offered employment with the Purchaser or Acquisition Sub prior to Closing, on terms and conditions materially as set forth in the form of employment agreement (including non-competition provisions) attached hereto as Exhibit H. Those employees of Seller (not to exceed four) listed on Exhibit I hereto shall be offered employment with the Purchaser or Acquisition Sub prior to Closing, on terms and conditions materially as set forth in the form of employment agreement attached hereto as Exhibit J. Any of the terms of employment of either the Senior Management Employees or the employees listed on Exhibit I, including without limitation, the terms regarding equity compensation, summarized or described in this Agreement, are qualified in their entirety by the actual provisions of the agreements attached hereto as Exhibit H and Exhibit J. In the event of any conflict between the terms described or summarized herein and the provisions of the agreements set forth on Exhibit H and Exhibit J, the actual provisions of the agreements shall control.

        5.4 S-3 ELIGIBILITY. Purchaser shall use its Best Efforts to remain qualified as a registrant whose securities may be resold pursuant to Form S-3 promulgated by the SEC pursuant to the 1933 Securities Act, as amended.

        5.5 PRESS RELEASE. During the Pre-Closing Period, the Purchaser and Acquisition Sub shall provide at least twenty-four hours notice to Seller of any press release Purchaser or Acquisition Sub intends to make regarding the Transactions, shall provide Seller with opportunity during such period to review and comment on the written form of any such press release and shall incorporate such revisions thereto as Seller may reasonably request.

        5.6 SECTION 368 REORGANIZATION. Neither Purchaser nor Acquisition Sub shall take any action prior to Closing that (a) is not contemplated by this Agreement and (b) would cause the sale of Seller's Assets to fail to qualify for treatment as a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code.

        5.7 ENFORCEMENT OF VOTING AGREEMENTS. If the stockholders of the Seller shall have breached the terms of any of the Voting Agreements, and such breach or breaches shall have contributed to the failure to obtain approval by the Seller's stockholders of the principal terms of the Transactional Documents in accordance with the terms of this Agreement, the Purchaser shall, until this Agreement is terminated, use all commercially reasonable means to promptly enforce its rights under the Voting Agreements.

        5.8 VOTING OF SERIES B PREFERRED SHARES. Purchaser shall vote all shares of Series B Preferred Stock of Seller (the "Series B Preferred") held by Purchaser (or in lieu thereof, execute a written consent):

               (a) in favor of approving the principal terms of the Transactional Documents; and

               (b) in favor of an amendment to the Certificate of Designation of the Series B Preferred such that the aggregate liquidation preference of the Series B Preferred shall be made consistent with Exhibit P attached hereto.

6. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

        The Purchaser's and the Acquisition Sub's obligations to purchase the Assets and to take the other actions required to be taken by the Purchaser and the Acquisition Sub at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser or the Acquisition Sub, in whole or in part, in writing):

        6.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, without giving effect to any update to the Disclosure Schedule, except for those made as of a specific date.

        6.2 PERFORMANCE OF OBLIGATIONS.

               (a) Each of the documents referred to in Sections 1.7(b)(i), 1.7(b)(iv), 1.7(b)(vi) and 1.7(b)(vii) shall have been executed by each of the parties thereto and delivered to the Purchaser and the Acquisition Sub.

               (b) All of the covenants and obligations that the Seller is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

        6.3 CONSENTS. Each of the Consents identified in Part 2.28 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

        6.4 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, financial condition, Assets, liabilities or results of operations of the Seller since the date of this Agreement, and no event shall have occurred and no condition or circumstance shall exist that could be expected to give rise to any such material adverse change.

        6.5 ADDITIONAL DOCUMENTS. Purchaser and Acquisition Sub shall have received the following documents:

               (a) an opinion letter from counsel to the Seller, dated the Closing Date, in the form of Exhibit K;

               (b) a release, in the form attached hereto as Exhibit R, executed by the stockholders of the Seller (other than the Purchaser) representing ninety-five percent (95%) of the issued and outstanding stock of the Seller not held by the Purchaser; and

               (c) such other documents as the Purchaser or the Acquisition Sub may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Seller, (ii) evidencing the compliance by the Seller with, or the performance by the Seller of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 6, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

        6.6 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, Acquisition Sub, or against any Person affiliated with the Purchaser or the Acquisition Sub, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the

Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        6.7 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser, the Acquisition Sub or any Person affiliated with the Purchaser or the Acquisition Sub to suffer any adverse consequence under, any applicable Legal Requirement or Order.

        6.8 EMPLOYEES. The offers of employment made by the Purchaser or the Acquisition Sub pursuant to Section 5.3 shall have been accepted.

        6.9 STOCKHOLDER APPROVAL. The principal terms of the Transactional Agreements shall have been duly approved by the affirmative vote of ninety-five percent (95%) of the issued and outstanding stock of the Seller.

7. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.

        The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived in whole or in part, in writing:

        7.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Purchaser and the Acquisition Sub in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

        7.2 PURCHASER'S PERFORMANCE.

               (a) The Purchaser and the Acquisition Sub shall have executed and delivered the Escrow Agreement, the Assumption Agreement and the Purchaser's Closing Certificate and shall have tendered payment contemplated by Section 1.7(b)(ii) and the share issuance contemplated by Section 1.7(b)(iii).

               (b) The Purchaser and Acquisition Sub shall have executed and delivered the Acquisition Sub stockholder agreement in substantially the form set forth in Exhibit L hereto.

               (c) The Purchaser and the Acquisition Sub shall have established a stock option plan for the Acquisition Sub in accordance with the stockholder agreement in substantially the form set forth in Exhibit L hereto.

               (d) The Acquisition Sub shall have executed and delivered (i) the Senior Management Employees agreements in substantially the form set forth in Exhibit H hereto; and (ii) in respect of the employees listed on Exhibit I hereto, the employment agreements in substantially the form set forth in Exhibit J hereto.

               (e) Jim Macek and Jim Holliday shall have been appointed to the board of directors of the Acquisition Sub in accordance with stockholder agreement in substantially the form set forth in Exhibit L hereto.

               (f) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

        7.3 ADDITIONAL DOCUMENTS. Seller shall have received the following documents:

               (a) an opinion letter from counsel to the Purchaser, dated the Closing Date, in the form of Exhibit M;

               (b) such other documents as the Seller may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Purchaser, (ii) evidencing the compliance by the Purchaser with, or the performance by the Purchaser of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

        7.4 NO RESTRAINTS. Since the date of this Agreement, no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transactions by the Seller shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes consummation of the Transactions by the Seller illegal.

        7.5 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Seller or any Person affiliated with the Seller to suffer any adverse consequence under, any applicable Legal Requirement or Order.

        7.6 STOCKHOLDER APPROVAL. The principal terms of the Transactional Documents shall have been approved by the stockholders of the Seller in accordance with applicable law.

8. ACQUISITION SUB SET-UP; EMPLOYMENT CONSIDERATION

        8.1 ACQUISITION SUB EQUITY INCENTIVES. The Purchaser shall cause the Seller employees listed on Exhibit O hereto to be offered at will employment with the Acquisition Sub on terms no less favorable to such employee than they currently enjoy with Seller and, following both acceptance of such offer and the Closing, such employees shall receive shares of Acquisition Sub Common Stock or options to acquire stock of the Acquisition Sub, pursuant to a equity incentive plan in customary form, under which shares of Acquisition Sub Common Stock shall be reserved for issuance, and which shares (including those issued or reserved for issuance under the plan) shall in the aggregate represent 20% of the fully diluted stock of the Acquisition Sub (upon acceptance of employment with the Acquisition Sub, such employees shall be known as the "Sub Employees"). Options will be granted from the plan at fair market value at the time of grant in accordance with an incentives allocation plan designed to allocate the shares reserved under the plan among the employees of the Acquisition Sub. The number of shares reserved under the plan is intended to meet the equity incentive requirements of the Acquisition Sub over at least the two years immediately following Closing. Except as otherwise approved by the Board of Directors of the Acquisition Sub, 1/42nd of the shares covered by each option or stock grant shall vest (or, in the case of stock grants, be subject to transfer and forfeiture conditions which shall lapse) at the end of the seventh month after grant and 1/42nd of such shares monthly thereafter.

        8.2 ACQUISITION SUB STOCKHOLDER AGREEMENT. The Purchaser shall enter into the stockholder agreement with the Sub Employees in the form attached hereto as Exhibit L.

        8.3 EMPLOYMENT AGREEMENT CONSIDERATION. On or before Closing, the Purchaser shall issue an aggregate of 304,327 shares of its restricted Common Stock (the "Employee Shares") to the executive officers and directors of Seller listed on Exhibit N hereto in the amounts as set forth on Exhibit N and to those additional employees of the Seller (such additional employees, together with the executive officers and directors listed on Exhibit N, hereafter referred to as the "Employee Share Recipients") in such amounts as may be agreed upon by the Seller and the Purchaser. For the purposes of this Section 8.3, "executive officers" shall mean all officers except secretary and assistant secretary. Each Employee Share Recipient will receive such shares subject to acceptance by such employee (to be executed effective as of Closing) of an offer of employment from the Acquisition Sub approved by the board of directors of the Acquisition Sub, and all of the restricted shares referred to in the immediately preceding sentence shall be subject to transfer and forfeiture restrictions conditioned upon the recipient's continued employment with the Purchaser or Acquisition Sub, which shall lapse as to 25% of each employee's shares on each of the next four
(4) annual anniversary dates of the Closing, provided that as of any of the foregoing dates, he or she has remained an employee in good standing with the Purchaser or Acquisition Sub, as applicable. The transfer and forfeiture restrictions shall be set forth in the employee's employment agreements, attached hereto as Exhibits H and J, or offer letters, as applicable. The Employee Share Recipients shall make adequate provision reasonably acceptable to the Purchaser to enable Purchaser to satisfy required tax withholding obligations of the Purchaser and Acquisition Sub.

9. TERMINATION.

        9.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

               (a) by the Purchaser if (i) there is a material breach of any covenant or obligation of the Seller and such breach shall not have been cured within ten (10) days after the delivery of notice thereof to the Seller, or (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser or Acquisition Sub to comply with or perform its covenants and obligations set forth in this Agreement);

               (b) by the Seller if (i) there is a material breach of any covenant or obligation of the Purchaser and such breach shall not have been cured within ten days after the delivery of notice thereof to the Purchaser, or (ii) the Seller reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible or impractical (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement or failure of the stockholders of the Seller to comply with the terms of the Voting Agreements);

               (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Purchaser or Acquisition Sub to comply with or perform its covenants and obligations set forth in this Agreement);

               (d) by the Seller at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement or failure of the stockholders of the Seller to comply with the terms of the Voting Agreements);

               (e) by the Purchaser if the Closing has not taken place on or before May 31, 2002 (other than as a result of any failure on the part of the Purchaser or Acquisition Sub to comply with or perform its covenants and obligations under this Agreement);

               (f) by the Seller if the Closing has not taken place on or before May 31, 2002 (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement or failure of the stockholders of the Seller to comply with the terms of the Voting Agreements);

               (g) by the Seller or the Purchaser if (i) a meeting of the stockholders of the Seller has been held for the purposes of approving the principal terms of the Transactional Documents, and (ii) the principal terms of the Transactional Documents have not been approved by the stockholders of the Seller in accordance with applicable law; provided, however, that the Seller shall not be permitted to terminate this Agreement pursuant to this Section 9.1(g) if (i) the Seller shall have breached this Agreement, or (ii) the stockholders of the Seller or the Seller shall have breached the terms of any of the Voting Agreements, and such breach or breaches shall have contributed to the failure to obtain approval by the Seller's stockholders of the principal terms of the Transactional Documents;

               (h) by the Seller or the Purchaser if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions; or

               (i) by the mutual written consent of the Purchaser and the Seller.

        9.2 TERMINATION PROCEDURES. If the Purchaser wishes to terminate this Agreement pursuant to Section 9.1(a), Section 9.1(c), Section 9.1(e), Section 9.1(g) or Section 9.1(h), the Purchaser shall deliver to the Seller a written notice stating that the Purchaser is terminating this

Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Seller wishes to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(d), Section 9.1(f), Section 9.1(g) or Section 9.1(h) the Seller shall deliver to the Purchaser a written notice stating that the Seller is terminating this Agreement and setting forth a brief description of the basis on which the Seller is terminating this Agreement.

        9.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 14; and (c) the Seller shall, in all events, remain bound by and continue to be subject to
Section 4.7.

        9.4 NONEXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 9.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
Section 9.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

10. INDEMNIFICATION OF PURCHASER, ETC.

        10.1 SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations and warranties made by the Seller (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Seller's Closing Certificate) and the covenants set forth herein shall survive the Closing and shall expire two years after the Closing Date; provided, however, that if, at any time prior to two years after the Closing Date, any Indemnitee (acting in good faith) delivers to the Escrow Agent and Seller a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Seller (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.2 based on such alleged inaccuracy or breach, then the claim which is asserted in such notice shall survive after the Closing until such time as such claim is fully and finally resolved.

               (b) The representations, warranties, covenants and obligations of the Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

               (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Seller in this Agreement.

        10.2 INDEMNIFICATION BY THE SELLER.

               (a) From and after the Closing Date (but subject to Section 1.3(c), Section 10.1(a) and Section 10.3), the Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Seller's Closing Certificate (without giving effect to any update to the Disclosure Schedule delivered by the Seller to the Purchaser prior to the Closing); (ii) any breach of any covenant or obligation of the Seller arising under this Agreement; (iii) any claim or proceeding brought by any current or former Seller employee, consultant and/or independent contractor which involves a dispute over employment benefits (including severance payments), or a dispute over ownership of intellectual property rights used in the business of the Seller on or before the Closing Date, including, but not limited to any claim for patent, trademark, trade secret and/or copyright infringement; or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 10).

               (b) The Seller acknowledges and agrees that, if the Acquisition Sub suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Acquisition Sub as an Indemnitee) Purchaser shall also be deemed, by virtue of its ownership of the stock of the Acquisition Sub, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

        10.3 THRESHOLD; CEILING.

               (a) The Seller shall not be required to make any indemnification payment pursuant to Section 10.2(a) for any inaccuracy in or breach of any of the representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $200,000 in the aggregate. If the total amount of such Damages exceeds $200,000 then a deductible of $100,000 shall apply and the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the amount of such damages exceeding $100,000.

               (b) The liability of the Seller under this Section 10 shall be limited to the Escrow Fund.

               (c) The parties hereto acknowledge and agree that to the extent an Indemnitee is seeking indemnification under this Section 10, such Indemnitee shall be entitled to recover any Damages with respect to such claim for indemnification no more than once, and only to the extent that such Damage was not taken into account and reflected in any adjustment to the Base Purchase Price pursuant to Section 1.4.

        10.4 ESCROW FUND.

               (a) The Seller, the Purchaser and the Escrow Agent shall enter into the Escrow Agreement (modified as requested by the Escrow Agent), under which, on the terms and conditions set forth therein, a portion of the Purchase Shares to be issued to the Seller hereunder will be escrowed to pay amounts payable to Indemnitees under this Section 10.

               (b) The Escrow Fund shall consist of the amount of Purchase Shares set forth in Section 1.2(c).

               (c) Any claim payable from the Escrow Fund shall be paid in Purchaser's Common Stock. For the purposes of valuing and paying such claims, the per share value of Purchaser's Common Stock shall be deemed equal to the average closing stock price of the Purchaser's Common Stock on the Nasdaq National Market for the twenty (20) consecutive trading days ending two (2) trading days prior to Closing.

               (d) Any claim payable to an Indemnitee pursuant to this Section 10 shall be satisfied solely from the Escrow Fund.

               (e) The Purchase Shares remaining in the Escrow Fund less the sum of any amounts payable from the Escrow Fund that are subject to a not yet resolved claim made by any Indemnitee under this Section 10 shall be distributed to the Seller two years after the Closing Date.

        10.5 ESCROW CLAIM PROCEDURE. Upon delivery to the Escrow Agent and the Seller in accordance with Section 14.4 on or before the last day of the period set forth in Section 10.1(a) above of a certificate signed by any officer of Purchaser (a "Claim Certificate")

               (a) stating that an Indemnitee has paid or properly accrued or reasonably anticipates that an Indemnitee will have to pay or accrue Damages in an aggregate stated amount, and stating that an Indemnitee is entitled to indemnity pursuant to this Agreement with respect to such amount, and

               (b) specifying the individual items of Damages included in the amount so stated, the date each such item was paid, or the basis for such anticipated liability;

The Escrow Agent shall, subject to the provisions of Section 10.6 hereof, deliver to the Purchaser as promptly as practicable, Purchase Shares from the Escrow Fund with a value sufficient to fully indemnify the Purchaser against such Damages.

        10.6 OBJECTIONS TO CLAIMS. At the time of delivery of any Claim Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Seller and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery from the Escrow Fund pursuant to Section 10.5 hereof unless the Escrow Agent shall have received written authorization from the Seller to make such delivery. After the expiration of such 30-day period, the Escrow Agent shall make delivery of the Purchase Shares with a value equal to the amount requested in the Claim Certificate in accordance with Section 10.5 hereof, provided that no such delivery need be made if the Seller shall object in a written statement to the claim made in the Claim Certificate, and such statement shall have been delivered to the Purchaser (with a copy to the Escrow Agent) prior to the expiration of such 30-day period.

        10.7 RESOLUTION OF CONFLICTS.

               (a) In case the Seller shall so object in writing to the indemnity of Indemnitee in respect of any claim or claims made in any Claim Certificate, the Seller and the Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Seller and the Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent who shall thereupon promptly deliver Purchase Shares with a value equal to the agreed upon amount of the claim to the Purchaser.

               (b) If no such agreement can be reached after good faith negotiation, the claim shall be submitted to non-binding mediation under the rules then in effect under the American Arbitration Association, or such other forum as the parties may select. Each party shall have in attendance at such mediation persons who have actual authority to bind the party to any settlement reached. If the matter cannot be settled through mediation, then the claim shall be submitted to binding arbitration under the following rules:

                      (i) Unless otherwise agreed by the parties, all such claims shall be decided in Austin, Texas by a single arbitrator, acting under the Commercial Rules of the American Arbitration Association except as modified herein. Either party may initiate the arbitration following failure of mediation to resolve the issue by filing a demand for arbitration with the American Arbitration Association, and simultaneously delivering a copy of such demand to the other party.

                      (ii) Unless the parties agree to a mutually acceptable arbitrator within thirty (30) days of a demand for arbitration, the arbitrator shall be selected by the American Arbitration Association.

                      (iii) Unless otherwise agreed by the parties, the arbitrator shall have ten years of experience in the field which is most relevant to the principal areas of the claim or dispute, and be qualified as such by any applicable state certification authority.

                      (iv) It is the intent of the parties that the arbitration be held in an efficient, economical and expeditious manner. Accordingly, the parties shall meet in a pre-hearing conference as promptly as practicable after selection of the arbitrator to establish the scope and extent of all discovery and the schedule of the arbitration. Discovery shall be limited to that necessary to resolve the disputed issues, in the judgment of the arbitrator. If any party wishes to take discovery, including document productions, interrogatories or depositions, a request to do so must be submitted to the arbitrator in accordance with the procedures determined at the pre-hearing conference. The arbitrator in his sole discretion may allow limited discovery, all of which must be completed within 20 business days of the arbitrator's directive unless extended for good cause by the arbitrator.

                      (v) The arbitrator shall not be bound by rules of evidence or judicial procedures regarding the conduct of the hearing and shall be obligated to follow Delaware substantive law.

                      (vi) The arbitrator's authority shall be limited to determining whether the claim gives rise to a right to indemnification under the provisions of this Section 10 and, if so, the amount of Damages as to such claim. No other issue involving interpretation of this Agreement shall be submitted to the arbitrator without the consent of both parties.

                      (vii) The decision of the arbitrator as to the validity and amount of Damages and the amounts in (c) below shall, subject to the above limitations, be binding and conclusive upon the parties of this Agreement. The arbitrator shall issue such decision, including a brief statement of the reasons for the award and the calculation of damages awarded, within 25 days after completion of the arbitration hearing and deliver such decision to the Escrow Agent.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The non-prevailing party shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the arbitrator fees and administrative expenses associated with the arbitration.

        10.8 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which the Seller may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 10, the Seller shall have the right, at its election, to assume the defense of such claim or Proceeding at the sole expense of the Seller. If the Seller so elects to assume the defense of any such claim or Proceeding:

               (a) the Seller shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

               (b) the Purchaser shall make available to the Seller any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

               (c) the Seller shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

               (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

               (e) the Seller shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser, not to be unreasonably withheld; and

               (f) the Purchaser may at any time assume the defense of any such claim or Proceeding where the total amount put at risk by such claim or Proceeding exceeds the remaining unclaimed amount of the Escrow Fund.

If the Seller does not elect to assume the defense of any such claim or Proceeding, the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

                      (i) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Seller;

                      (ii) the Seller shall make available to the Purchaser any non-privileged documents and materials in the possession or control of the Seller that may be necessary to the defense of such claim or Proceeding;

                      (iii) the Purchaser shall keep the Seller informed of all material developments and events relating to such claim or Proceeding; and

                      (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Seller; provided, however, that the Seller shall not unreasonably withhold such consent.

        10.9 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

        10.10 EXCLUSIVITY OF SECTION 10 INDEMNITY. Each Indemnitee acknowledges that, from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims and causes of action relating to this Agreement and the transactions contemplated hereby, except for (i) any claims made pursuant to Section 1.3(c), and (ii) any claims made for a breach by Seller of
Section 13.4, shall be pursuant to the indemnification provisions set forth in this Section 10, provided that nothing in this Agreement shall be deemed to constitute a limitation on or other waiver of any claims for fraud or intentional misrepresentation. In furtherance of the foregoing, each Indemnitee hereby waives and releases, from and after the Closing Date any and all rights, claims and causes of action (other than indemnity claims arising under this Section 10 and claims for fraud or intentional misrepresentation) it may have relating to this Agreement and the transactions contemplated hereby. Each Indemnitee (i) makes this waiver and release with full knowledge that it may be releasing presently unknown or unsuspected claims, (ii) has had the opportunity to be advised by its independent legal counsel with respect to, and is familiar with Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR," and

(iii) expressly waives any and all rights which it may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect.

11. INDEMNIFICATION OF SELLER, ETC.

        11.1 SURVIVAL OF REPRESENTATIONS, ETC. The representations and warranties made by the Purchaser (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Purchaser's Closing Certificate) and the covenants set forth herein shall survive the Closing and shall expire two years after the Closing Date; provided, however, that if, at any time prior to two years after the Closing Date, a Seller Indemnitee (acting in good faith) delivers to the Purchaser a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Purchaser (and setting forth in reasonable detail the basis for such Seller Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section
11.2 based on such alleged inaccuracy or breach, then the claim which is asserted in such notice shall survive two years after the Closing until such time as such claim is fully and finally resolved. All representations, warranties and covenants made by Purchaser herein shall survive the Closing and shall expire two (2) years after the Closing Date at which time any liability of the Purchaser with respect to such representations, warranties, and covenants shall thereupon cease.

        11.2 INDEMNIFICATION BY THE PURCHASER. From and after the Closing Date (but subject to Section 11.1), the Purchaser shall hold harmless and indemnify each of the Seller Indemnitees from and against, and shall compensate and reimburse each of the Seller Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 or in the Purchaser's Closing Certificate; (ii) any breach of any covenant or obligation of the Purchaser arising under this Agreement; or, (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Seller Indemnitee for the purpose of enforcing any of its rights under this Section 11).

        11.3 THRESHOLD; CEILING.

               (a) The Purchaser shall not be required to make any indemnification payment pursuant to Section 11.2 for any inaccuracy in or breach of any of the representations and warranties set forth in Section 3 until such time as the total amount of all Damages (including the amages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Seller Indemnitees, or to which any one or more of the Seller Indemnitees has or have otherwise become subject, exceeds $200,000 in the aggregate. If the total amount of such Damages exceeds $200,000 then a deductible of $100,000 shall apply and the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the amount of such damages exceeding $100,000.

               (b) The liability of the Purchaser under this Section 11 shall be limited to twenty percent (20%) of the Base Purchase Price unless such liability is related to the payment of consideration under this Agreement, in which case such liability shall be limited to the amount of consideration payable hereunder.

               (c) The parties hereto acknowledge and agree that to the extent a Seller Indemnitee is seeking indemnification under this Section 11, such Indemnitee shall be entitled to recover any Damages with respect to such claim for indemnification no more than once.

        11.4 EXCLUSIVITY OF SECTION 11 INDEMNITY. Each Seller Indemnitee acknowledges that, from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims and causes of action relating to this Agreement and the transactions contemplated hereby, except for any claims made against Purchaser pursuant to Section 12.3, shall be pursuant to the indemnification provisions set forth in this Section 11, provided that nothing in this Agreement shall be deemed to constitute a limitation on or other waiver of any claims for fraud or intentional misrepresentation. In furtherance of the foregoing, each Seller Indemnitee hereby waives and releases, from and after the Closing Date any and all rights, claims and causes of action (other than indemnity claims arising under this Section 11 and Section 12.3, and claims for fraud or intentional misrepresentation) it may have relating to this Agreement and the transactions contemplated hereby. Each Seller Indemnitee (i) makes this waiver and release with full knowledge that it may be releasing presently unknown or unsuspected claims, (ii) has had the opportunity to be advised by its independent legal counsel with respect to, and is familiar with Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR," and (iii) expressly waives any and all rights which it may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect.

12. REGISTRATION OF PURCHASER COMMON STOCK; COMPLIANCE WITH THE SECURITIES ACT.

        12.1 DEFINITIONS. As used in this Section 12 the following terms shall have the following respective meanings:

               (a) "Holders" shall mean the Seller, and, subject to their agreement to assume the obligations of the Seller under this Section 12, the Employee Share Recipients together with those stockholders of the Seller to whom Registrable Purchaser Common Stock is distributed by the Seller following the Closing and who have either certified to the reasonable satisfaction of the Purchaser that they are an "accredited investor" (as defined in Rule 501 under the Securities Act) or have appointed a "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in the Purchaser Common Stock.

               (b) "Registrable Purchaser Common Stock" shall mean the Purchase Shares and the Employee Shares issued pursuant to this Agreement;

               (c) "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 12.2; and

               (d) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        12.2 REGISTRATION PROCEDURES AND EXPENSES. The Purchaser is obligated to do the following:

               (a) Within sixty (60) days following the Closing Date, prepare and file with the SEC a registration statement on Form S-3 in order to register with the SEC under the Securities Act a sale by the Holders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of any or all of the Registrable Purchaser Common Stock through the automated quotation system of the Nasdaq National Market System or the facilities of any national securities exchange on which the Purchaser's Common Stock is then traded, or in privately-negotiated transactions (a "Registration Statement") (notwithstanding anything to the contrary expressed or implied herein, if a registration statement on Form S-3, or any substitute form, is not then available for registration of the Registrable Purchaser Common Stock, the Purchaser shall be obligated instead to prepare and file with the SEC a registration statement on Form S-1 in order to register the Registrable Purchaser Common Stock under the Securities Act and such registration statement will be a "Registration Statement" for the purposes of this Agreement);

               (b) prior to and following the Closing Date, use its best efforts, subject to receipt of necessary information from the Holders, to cause such Registration Statement to become effective as promptly after filing as practicable and, in any event, within 48 hours of notice of non-review or clearance of the Registration Statement by the SEC and to maintain the effectiveness of the Registration Statement until termination of such obligation as provided in Section 12.7 below;

               (c) notify the Holders, at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading;

               (d) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 12.7 below;

               (e) furnish to the Holders such number of copies of prospectuses as they may reasonably request in order to facilitate the public sale or other disposition of all or any of the

Registrable Purchaser Common Stock by the Holders in conformity with the requirements of the Securities Act;

               (f) file such documents as may be required of the Purchaser for normal securities law clearance for the resale of the Registrable Purchaser Common Stock in the states of the United States as may be reasonably requested by the Holders provided, however, that the Purchaser shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

               (g) use its best efforts to cause all Registrable Purchaser Common Stock to be listed on each securities exchange, if any, on which equity securities of the Purchaser are then listed; and

               (h) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 12.2, other than (i) fees and expenses, if any, of counsel or other advisers to the Holders, and (ii) any expenses relating to the sale of the Registrable Purchaser Common Stock by the Holders, including broker's commission, discounts or fees and transfer taxes.

        12.3 INDEMNIFICATION

               (a) Purchaser agrees to indemnify and hold harmless the Holders from and against any losses, claims, damages or liabilities to which such Holders may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement made in the Registration Statement, or arise out of any failure by the Purchaser to fulfill any undertaking included in the Registration Statement and the Purchaser will reimburse the Holders for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Purchaser shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Purchaser by or on behalf of a Holder specifically for use in preparation of the Registration Statement, or the failure of a Holder to comply with the covenants and agreements contained in Section 12.4 hereof respecting the sale of the Purchaser Common Stock or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holders prior to the pertinent sale or sales by a Holder.

               (b) Holders agree to jointly and severally indemnify and hold harmless Purchaser (and each person, if any, who controls Purchaser within the meaning of Section 14 of the Securities Act, each officer of the Purchaser who signs the Registration Statement and each director of the Purchaser) from and against any losses, claims, damages or liabilities to which the Purchaser (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in
Section 12.4 hereof respecting sale of the Purchaser Common Stock, or any Untrue Statement contained in the Registration Statement on the effective date thereof if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of a Holder specifically for use in preparation of the Registration Statement, and Holders will reimburse the Purchaser (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by Holders under this
Section 12.3 exceed the net proceeds received by Holders from the sale of the Purchaser Common Stock covered by such Registration Statement and provided further that the Holders shall not be liable in any such case to the extent any Untrue Statement made in reliance upon and in conformity with written information furnished by or on behalf of a Holder that has been corrected by a written notice delivered by such Holder to Purchaser sufficiently prior to such loss, claim damage or liability to reasonably prevent its occurrence.

               (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 12.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

               (d) If the indemnification provided for in this Section 12.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Holders hereunder exceed the net proceeds



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
received by Holders from the sale of the Purchaser Common Stock covered by the Registration Statement.

        12.4 TRANSFER OF PURCHASER COMMON STOCK AFTER REGISTRATION; NOTICE. The Holders covenant with the Purchaser not to make any sale of the Purchaser Common Stock after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (if a prospectus delivery requirement applies to the sale). The Holders acknowledge that there may be times when the Purchaser must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Purchaser and declared effective by the SEC, or until such time as Purchaser has filed an appropriate report with the SEC pursuant to the Exchange Act. Holders covenant that they will not sell any Purchaser Common Stock pursuant to said prospectus or pursuant to Regulation S during the period commencing at the time at which the Purchaser gives the Holders notice of the suspension of the use of said prospectus and ending at the time the Purchaser gives the Holders notice that they may thereafter effect sales pursuant to said prospectus. The foregoing provisions of this Section 12.4 shall in no manner diminish or otherwise impair Purchaser's obligations under
Section 12.2 hereof and Purchaser is obligated to use its best efforts to file and have declared effective by the SEC any report or other document necessary to end the period of suspension.

        12.5 REPORTING REQUIREMENTS.

               (a) Purchaser agrees to use its best efforts to:

                      (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                      (ii) file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Securities Exchange Act of 1934; and

                      (iii) so long as the Holders own Registrable Securities, to furnish to the Holders forthwith upon request (1) a written statement by the Purchaser as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and Securities Exchange Act of 1934, or whether it qualifies as a registrant whose securities may be resold pursuant to SEC Form S-3, (2) a copy of the most recent annual or quarterly report of the Purchaser and such other reports and documents so filed by the Purchaser, and (3) such other information as may be reasonably requested in availing the Holders of any rule or regulation of the SEC that would permit the selling of the Registrable Purchaser Common Stock without registration.

        12.6 TERMINATION OF OBLIGATIONS The obligations of the Purchaser pursuant to Sections 12.2 through 12.5 hereof shall cease and terminate upon the earlier to occur of (i) such time as the Holders have sold all of the Registrable Purchaser Common Stock held by them, or (ii) such time as all of the Registrable Purchaser Common Stock held by Holders may be sold during any 90 day period pursuant to Rule 144.



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
        12.7 ASSIGNABILITY OF REGISTRATION RIGHTS The registration rights set forth in this Section 12 are not assignable other than to another Holder.

13. CERTAIN POST-CLOSING COVENANTS.

        13.1 FURTHER ACTIONS. From and after the Closing Date, the Seller shall cooperate with the Purchaser and the Purchaser's affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, at the Purchaser's expense (provided that no fee shall be payable to Seller by Purchaser), for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Assets. Without limiting the generality of the foregoing, from and after the Closing Date, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller and that are included in, or that represent payment of receivables included in, the Assets. The Seller: (a) hereby irrevocably authorizes the Purchaser, at all times on and after the Closing Date, to endorse in the name of the Seller any check or other instrument that is made payable to the Seller and that represents funds included in, or that represents the payment of any receivable included in, the Assets; and (b) hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets,
(ii) defending or compromising any claim or Proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

        13.2 PUBLICITY. Without limiting the generality of anything contained in
Section 4.7, the Seller shall ensure that, on and at all times after the Closing
Date: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of the Seller without the Purchaser's prior written consent; (b) the Seller continues to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and
(c) the Seller keeps strictly confidential, and the Seller does not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Seller, the Purchaser or any affiliate of the Purchaser.

        13.3 CHANGE OF NAME. Immediately after the Closing, the Seller shall change its name to a name that does not include the words "Domain Logix" or any variation thereof and that is satisfactory to the Purchaser.

        13.4 RESTRICTION ON COMPETITION.

               (a) The Seller agrees that, during the five year period following Closing (the "Noncompetition Period") the Seller shall not, and shall not permit any of its affiliates to:

                      (i) engage directly or indirectly in Competition in any part of the world; or

                      (ii) directly or indirectly be or become a shareholder, owner, co-owner, affiliate, partner, promoter, agent, representative, distributor, reseller, designer, consultant, advisor, manager, licensor or sublicensor, of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any area of the world.

               (b) The Seller agrees that, during the Noncompetition Period, the Seller shall not, and shall not permit any of its affiliates to, directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Seller's own behalf or on behalf of any other Person) any employee of Seller at any time prior to Closing who has accepted employment with Purchaser or Acquisition Sub at or following Closing to leave his or her employment with Purchaser or Acquisition Sub or any of their affiliates.

        13.5 DISTRIBUTION OF PROCEEDS. Following the Closing, Seller shall comply with all applicable laws in declaring, accruing, setting aside or paying any dividend or making any distribution, repurchase, redemption or other reacquisition in respect of any shares of its capital stock. Seller will distribute the proceeds of the Transaction to its stockholders in accordance with Seller's certificate of incorporation, certificates of designation, and bylaws (in each case, as may be amended through the date of the distribution) and applicable law. The proportionate entitlement of each Seller stockholder to the proceeds of the Transaction, in accordance with Seller's certificate of incorporation, certificates of designation, and bylaws (in each case, as may be amended through the date of the distribution) and applicable law, is set forth in Exhibit P attached hereto.

        13.6 REGARDING CODE SECTION 368. Neither the Purchaser nor the Seller shall take any position on any Tax Return that is inconsistent with the sale of the Seller's Assets to the Acquisition Sub qualifying as a reorganization as defined in Section 368(a) of the Code unless (a) the Seller requests and receives an opinion of counsel from a nationally recognized legal or accounting firm that, more likely than not, such sale does not qualify as a reorganization as defined in Section 368(a) of the Code or (b) a Governmental Body takes a written position that such sale does not qualify as a reorganization as defined in Section 368(a) of the Code. The Purchaser and the Seller shall each provide the other party with reasonable access to its books, records, and personnel familiar with the transactions contemplated herein as may be reasonably necessary for the requesting party to comply with its Tax reporting obligations and to defend its position with respect to any Tax Return.

        13.7 COBRA. The Purchaser will be responsible for all claims relating to COBRA coverage attributable to "qualifying events" incurred by or with respect to any employee of Seller whose employment transfers to Purchaser as a result of the asset sale (referred to as "Transferred Employees" for the purposes of Sections 13.8 and 13.9).

        13.8 401(k) PLAN. The Purchaser will, for purposes of eligibility, participation and vesting in the 401(k) plan it sponsors, recognize and count service with the Seller by a

Transferred Employee to the extent Purchaser's 401(k) plan permits the granting of such eligibility, participation and vesting service.

        13.9 OTHER BENEFIT PLANS. The Purchaser will, for purposes of eligibility and participation in Employee Benefit Plans other than the 401(k) plan it sponsors, to the extent permitted by any such plan, recognize and count service with the Seller by a Transferred Employee . In addition, to the extent Purchaser maintains an Internal Revenue Code section 125 plan (a "Purchaser 125 Plan") containing reimbursement accounts substantially equivalent to those maintained pursuant to Seller's section 125 plan, as soon as practical after the Closing Date, the Seller shall cause to be transferred to the Purchaser's 125 Plan the credit or debit balances in the various spending accounts under the Seller's section 125 plan along with any net cash amount attributable to those balances for the Transferred Employees. Seller shall cooperate with Purchaser in effecting an assignment to Purchaser of any policies of insurance for the provision of health and welfare benefits to the Transferred Employees and administrative contracts relating thereto, if requested by Purchaser.

14. MISCELLANEOUS PROVISIONS.

        14.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

        14.2 FEES AND EXPENSES.

               (a) Subject to Section 14.2 (c), Section 14.2(d) and Purchaser's agreement to assume or pay certain liabilities of Seller at Closing as set forth in Section 1.3 above, the Seller shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Winstead Sechrest & Minick P.C.) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Seller in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

               (b) Subject to the provisions of Section 10 (including the indemnification and other obligations of the Seller thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP and its other representatives) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the business of the Seller; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and (iv) the consummation and performance of the Transactions.

               (c) Purchaser shall pay in full and be solely responsible and liable for Seller's obligations to pay Needham & Company ("Needham") the two percent fee due and payable Needham pursuant to subparagraph 3(b) of that certain Letter Agreement by and between Needham and Seller, dated as of September 25, 2001 and amended March 22, 2002 (the "Needham Agreement"), whereby Seller agreed to engage Needham as financial advisor to Seller. Seller agrees to satisfy in full and be solely liable and responsible for all Seller's other obligations to Needham, including, without limitation, the issuance of certain shares of its Common Stock as additional consideration to Needham pursuant to subparagraph 3(a) of the Needham Agreement.

               (d) Purchaser shall assume one half of the obligations (if any) of the Seller to pay a termination fee of up to $125,000 to Brooks Automation, Inc. pursuant to that certain letter of intent between the Seller and Brooks Automation, Inc. dated February 14, 2002.

        14.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        14.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to the Seller:
                             Domain Logix Corporation
                             8303 North MoPac Expressway, A101
                             Austin, TX  78759
                             Facsimile: (512) 231-2201

               with copy to:
                             Winstead Sechrest & Minick P.C.
                             100 Congress Avenue, Suite 800
                             Austin, TX  78701-4042
                             Attn:  Darrell Windham
                             Facsimile: (512) 370-2850

               if to the Purchaser or Acquisition Sub:

                             Asyst Technologies, Inc.
                             48761 Kato Road
                             Fremont, CA 94538
                             Attn: Chief Financial Officer
                             Facsimile: (510) 661-5151

               with copy to:
                             Cooley Godward LLP
                             Five Palo Alto Square
                             3000 El Camino Real
                             Palo Alto, CA  94306-2155
                             Attn:  Jim Kitch
                             Facsimile: 650-849-7400

        14.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        14.6 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        14.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        14.8 GOVERNING LAW; VENUE.

               (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

               (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court with jurisdiction in Travis County, Texas. Each party to this Agreement:

                      (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court with jurisdiction in Travis County, Texas (and each appellate court to which an appeal of any final adjudication of such court may be taken) in connection with any such legal proceeding;

                      (ii) agrees that each state and federal court with jurisdiction in Travis County, Texas shall be deemed to be a convenient forum; and

                      (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court with jurisdiction in Travis County, Texas, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

               (c) The Seller agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

        14.9 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

               (a) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Purchaser; the other Indemnitees (subject to Section 10.9); and the respective successors and assigns (if any) of the foregoing.

               (b) Neither the Seller nor the Purchaser may assign any of its rights under this Agreement to any Person without first obtaining the prior written consent of the other. The Acquisition Sub shall be permitted to assign any of its rights or delegate any of its obligations to the Purchaser or an affiliate of the Purchaser without obtaining the consent or approval of any other Person.

               (c) Except for the provisions of Sections 10 and 11 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

        14.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Seller agrees that: (a) in the event of any breach or threatened breach by the Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) neither the Purchaser, the Acquisition Sub nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        14.11 WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        14.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

        14.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        14.14 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

        14.15 CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        The parties to this Agreement have caused this Agreement to be executed and delivered as of April 9, 2002.

                                        DOMAIN LOGIX CORPORATION
                                         a Delaware corporation



                                        By:  /s/ James Macek
                                           -------------------------------------
                                           James Macek,
                                           President and Chief Executive Officer


                                        ASYST TECHNOLOGIES, INC.,
                                         a California corporation



                                        By:  /s/ Mihir Parikh
                                           -------------------------------------
                                           Mihir Parikh, Ph.D.
                                           Chairman of the Board and
                                           Chief Executive Officer


                                        ARUBA SOLUTIONS CONSULTING, INC.,
                                         a Delaware corporation



                                        By:  /s/ Mihir Parikh
                                           -------------------------------------
                                           Mihir Parikh, Ph.D.
                                           President



                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    EXHIBITS

Exhibit A          Certain Definitions
Exhibit B          Certain Assumed Liabilities
Exhibit C          Escrow Agreement
Exhibit D          Assumption Agreement
Exhibit E          Bill of Sale
Exhibit F          Form of Voting Agreement
Exhibit G          Seller Operation Plan
Exhibit H          Senior Management Employment Agreement
Exhibit I          Employees Subject to Non-management Employment Agreements
Exhibit J          Non-management Employment Agreements
Exhibit K          Seller Counsel Opinion
Exhibit L          Acquisition Sub Stockholder Agreement
Exhibit M          Purchaser Counsel Opinion
Exhibit N          Officer and Director Employee Shares Allocations
Exhibit O          Acquisition Sub Employees
Exhibit P          Seller Stockholder Proportional Entitlement to Proceeds
Exhibit Q          Excluded Assets
Exhibit R          Stockholder Release

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        ACCOUNTING REFEREE. "Accounting Referee" shall mean a reputable firm of independent auditors of national standing, as may be agreed upon by the Purchaser and the Seller. In the event the Purchaser and Seller cannot so agree,
(i) each of Purchaser and Seller shall appoint one reputable firm of independent auditors of national standing (who may, in such case, be the auditors of either the Purchaser or Seller), (ii) the two firms so appointed shall then appoint a third reputable firm of independent auditors of national standing, and (iii) representatives from each of the three firms so appointed shall form a committee which shall constitute the "Accounting Referee".

        ACQUISITION SUB. "Acquisition Sub" shall have the meaning given it in
Section 1.1.

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving: (a) the sale or other disposition of all or any portion of the business or Assets of the Seller (other than in the Ordinary Course of Business); (b) the issuance, sale or other disposition of (i) any capital stock or other securities of the Seller, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other securities of the Seller, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other securities of the Seller; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Seller.

        AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

        ASSETS. "Assets" shall have the meaning given it in Section 1.1

        ASSUMED LIABILITIES. "Assumed Liabilities" shall have the meaning given it in Section 1.3(b).

        ASSUMED PRE-CLOSING LIABILITIES. "Assumed Pre-Closing Liabilities" shall have the meaning given it in Section 1.2(b).

        ASSUMPTION AGREEMENT. "Assumption Agreement" shall have the meaning given it in Section 1.3(a).

        BASE PURCHASE PRICE. "Base Purchase Price" shall have the meaning given it in Section 1.2.

        BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as efficiently and expeditiously as possible.

        CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

        CLAIM CERTIFICATE. "Claim Certificate" shall have the meaning given it in Section 10.5.

        CLOSING. "Closing" shall have the meaning given it in Section 1.7(a).

        CLOSING DATE. "Closing Date" shall have the meaning given it in Section 1.7(a).

        CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        COMPARABLE ENTITIES. "Comparable Entities" shall mean Entities (other than the Seller) that are engaged in businesses similar to the business of the Seller.

        COMPETING PRODUCT. "Competing Product" means: (i) any product, equipment, device or system that is or has been designed, developed, manufactured, assembled, promoted, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed to third parties by, sublicensed to third parties by, financed, leased to third parties by or subleased to third parties by or on behalf of the Seller or any of its affiliates (or any predecessor of the Seller or any of its affiliates) during the year prior to the date of Closing; or (ii) any product, equipment, device or system that is substantially the same as, incorporates, is a material component or part of, is based upon, is functionally similar to or competes in any material respect with any product, equipment, device or system of the type referred to in clause "(i)" of this sentence.

        COMPETING SERVICE. "Competing Service" means: (i) any service pertaining to the development, production, marketing, sale and/or distribution of any product or system similar to, or directly competitive with, any Competing Product; (ii) any service that is or has been provided, performed or offered by or on behalf of the Seller or any of its affiliates (or any predecessor of the Seller or any of its affiliates) during the year prior to the date of Closing;
(iii) any service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (v) any service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clause "(i)", clause "(ii)" or clause "(iii)" of this sentence.

        COMPETITION. A Person shall be deemed to be engaged in "Competition" if:
(a) such Person or any of such Person's subsidiaries or other affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (b) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in providing, performing or offering any Competing Service.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

        DAMAGES. "Damages" shall include any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

        EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

        EMPLOYEE SHARES. "Employee Shares" shall have the meaning given it in
Section 8.3.

        EMPLOYEE SHARE RECIPIENTS. "Employee Share Recipients" shall have the meaning given it in Section 8.3.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

        ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with any of the Specified Entities under
Section 414 of the Code.

        ESCROW ACCOUNT. "Escrow Account" shall have the meaning given it in
Section 1.2(c).

        ESCROW AGENT. "Escrow Agent" shall have the meaning given it in Section 1.2(c).

        ESCROW AGREEMENT. "Escrow Agreement" shall have the meaning given it in
Section 1.2(c).

        ESCROW FUND. "Escrow Fund" shall have the meaning given it in Section 1.2(c).

        EXCLUDED ASSETS. "Excluded Assets" shall mean the assets identified on Exhibit Q (to the extent owned by the Seller on the Closing Date).

        FINANCIAL STATEMENTS. "Financial Statements" shall have the meaning given it in Section 2.4

        GAAP. "GAAP" shall mean generally accepted accounting principles, except for the absence of footnotes and year-end adjustments.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); or (d) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        HAZARDOUS MATERIAL. "Hazardous Material" shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

        IMMATERIAL CONTRACT. "Immaterial Contract" shall mean any Seller Contract that: (a) was entered into by the Seller in the Ordinary Course of Business; (b) is identical in all material respects to one of the Standard Form Agreements; (c) has a term of less than 30 days or may be terminated by the Seller (without penalty) within 10 days after the delivery of a termination notice by the Seller to the other party thereto; and (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $10,000.

        INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

        KNOWLEDGE. A Person shall be deemed to have "knowledge"of a particular fact or other matter if such Person has actual knowledge of the fact or matter after due inquiry, or (ii) a director, officer or "significant employee" (as such term is described in Rule 401(c) of Regulation S-K of the Securities Act) of such Person reasonably should have known of the fact or other matter, or has received any notice or other communication (in written or electronic form) regarding the fact or other matter.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

        ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                      (a) such action is recurring in nature, is consistent with the past practices of the Seller and is taken in the ordinary course of the normal day-to-day operations of the Seller; and

                      (b) such action is not required to be authorized by the stockholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller and does not require any other separate or special authorization of any nature.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period from the date of the Agreement through the Closing Date.

        PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

        PURCHASE CASH. "Purchase Cash" shall have the meaning given it in
Section 1.2(b).

        PURCHASER SEC DOCUMENTS. "Purchaser SEC Documents" shall have the meaning given it in Section 3.2.

        PURCHASER'S CLOSING CERTIFICATE. "Purchaser's Closing Certificate" shall have the meaning given it in Section 1.7(b)(viii).

        PURCHASE SHARES. "Purchase Shares" shall have the meaning given it in
Section 1.2(a).

        RELATED PARTY. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer or director of the Seller; (b) each member of the immediate family of each of the individuals referred to in clause "(a)" above; and (c) any Entity (other than the Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, at least ten percent (10%) of the voting stock, or other proprietary or equity interest in such Entity.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SCHEDULED CLOSING TIME. "Scheduled Closing Time" shall have the meaning given it in Section 1.7(a).

        SELLER'S CLOSING CERTIFICATE. "Seller's Closing Certificate" shall have the meaning given it in Section 1.7(b)(vii).

        SELLER CONTRACT. "Seller Contract" shall mean any Contract: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

        SELLER INDEMNITEES. "Seller Indemnitees" shall mean the following
Persons: (a) the Seller; (b) the Seller's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

        SELLER PROPRIETARY ASSET. "Seller Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Seller or otherwise used by the Seller.

        SELLER SOURCE CODE. "Seller Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Seller Proprietary Asset.

        SENIOR MANAGEMENT EMPLOYEES. "Senior Management Employees" shall have the meaning given it in Section 1.7(b)(vi).

        SUB EMPLOYEES. "Sub Employees" shall have the meaning given it in
Section 8.1.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement which obligates one party to pay the tax of another party, or similar Contract.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Escrow Agreement; (c) the Assumption Agreement; (d) the Seller's Closing Certificate; and (e) Purchaser's Closing Certificate.

        TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement;
(ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transactional Agreements.

        TRANSFER. A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Purchaser; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Purchaser; or
(iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

        TRANSFERRED EMPLOYEES. "Transferred Employees" shall have the meaning given it in Section 13.7.

        UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning given it in Section 2.4.

        VOTING AGREEMENTS. "Voting Agreements" shall have the meaning given it in Section 2.27(a).